SCHEDULE 14A
Information Required in Proxy Statement
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Huntington Bancshares Incorporated
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
Election of Directors
Corporate Governance
Ownership of Voting Stock
Compensation Discussion & Analysis
Proposal to Approve the Amendment to Huntington’s Charter
Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm
Executive Officers of Huntington
Proposals by Shareholders for 2009 Annual Meeting
Other Matters

NOTICE OF ANNUAL MEETING PROXY STATEMENT
Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio 43287

Richard A. Cheap
General Counsel and Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Forty-Second Annual Meeting of Shareholders of Huntington Bancshares Incorporated will be held in the Riffe Center Capitol Theatre, 77 South High Street, Columbus, Ohio, on Wednesday, April 23, 2008, at 11:00 a.m., local Columbus, Ohio time, for the following purposes:

(1)	to elect four directors to serve as Class III Directors until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)	to consider and vote upon a proposal to amend Huntington’s charter to declassify the board of directors;

(3)	to consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Huntington Bancshares Incorporated for the year 2008; and

(4)	to transact any other business which may properly come before the meeting or any adjournment or postponement thereof.

You will be welcome at the meeting, and we hope you can attend. Directors and officers of Huntington Bancshares Incorporated and representatives of its independent auditors will be present to answer your questions and to discuss its business.

Your vote is important. We urge you to vote as soon as possible so that your shares may be voted in accordance with your wishes. You may vote by executing and returning your proxy card in the accompanying envelope, or by voting electronically over the Internet or by telephone. Please refer to the proxy card enclosed for information on voting electronically. If you attend the meeting, you may vote in person and the proxy will not be used.

Sincerely yours,

Richard A. Cheap
March 6, 2008

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 23, 2008

The proxy statement and annual report to security holders are available at www.edocumentview.com/HBAN

Information for Shareholders Who Plan to Attend the 2008 Annual Meeting of Shareholders

The Riffe Center Capitol Theatre, 77 South High Street, is located just south of Huntington’s corporate offices (Huntington Center, 41 South High Street) and Capitol Square Banking Office (17 South High Street) in Downtown Columbus. Huntington will provide complimentary parking passes for shareholders parking in the four facilities below. Please allow time for parking and travel to the meeting location.

Parking Garage	Access Street

Huntington Center Garage	Capitol Street
Huntington Plaza Garage	Front Street
Riffe Center Parking Garage State House Garage	Front Street 3rd and State Streets Broad and 3rd Streets Westbound on State Street.

PROXY STATEMENT

This Proxy Statement is provided on behalf of the board of directors of Huntington Bancshares Incorporated to solicit proxies to be voted at the annual meeting of Huntington shareholders to be held on April 23, 2008, and at any adjournment. We are making this Proxy Statement, together with a proxy card, available on the Internet, or mailing them, starting on or about March 13, 2008, to Huntington’s shareholders entitled to vote at the annual meeting.

Voting Procedures

Common stock shareholders of record at the close of business on February 20, 2008, are entitled to vote at the annual meeting. Huntington had 366,244,787 shares of common stock outstanding and entitled to vote on the record date.

Shareholders will have one vote on each matter submitted at the annual meeting for each share of common stock owned on the record date. The shares represented by a properly submitted proxy will be voted as directed provided the proxy is received by Huntington prior to the meeting. A properly executed proxy without specific voting instructions will be voted FOR the nominees for director named in this proxy statement, FOR the amendment to the charter and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2008. A properly submitted proxy will also confer discretionary authority to vote on any other matter which may properly come before the meeting or any adjournment or postponement thereof.

A shareholder may vote by proxy by using the telephone, via the Internet, or by properly signing and submitting a proxy card. A shareholder has the power to revoke his or her proxy at any time before it is exercised by filing a written notice with Huntington’s Secretary prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

Huntington will pay the expenses of soliciting proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Huntington representatives may solicit proxies by mail, telephone, electronic or facsimile transmission, or personal interview. Huntington has contracted with Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses.

Vote Required

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Huntington will constitute a quorum at the meeting. Under the laws of Maryland, Huntington’s state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others. Generally, this would occur when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the election of directors and ratification of independent auditors, but not on non-routine matters.

The election of each nominee for director requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality and thus broker non-votes and abstentions will have no effect. The approval of the amendment to Huntington’s charter requires the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter. Broker non-votes and abstentions will have the same effect as votes cast against the approval of the amendment to Huntington’s charter. Ratification of the appointment of Deloitte & Touche LLP will require the affirmative vote of a majority of all votes cast by the holders of common stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on this matter since they are not counted as votes cast at the meeting.

Election of Directors

Huntington’s board of directors currently consists of fourteen members, divided into three classes (two classes of five members each and one class of four members), with terms of office that expire at successive annual meetings. The terms of the four Class III Directors expire at this annual meeting. Upon consultation with the Nominating and Corporate Governance Committee, the board of directors proposes the election of four Class III Directors at this Meeting.

Don M. Casto III, Michael J. Endres, Wm. J. Lhota, and David L. Porteous currently serve as Class III Directors of Huntington and are being nominated for re-election at this annual meeting. The nominees for Class III Directors, if elected, will each serve a three-year term expiring at the 2011 Annual Meeting of Shareholders and until their successors are elected.

Marylouise Fennell and Gerard P. Mastroianni were appointed to the board as Class II Directors and D. James Hilliker and Jonathan A. Levy were appointed to the board as Class I Directors, in each case following Huntington’s merger with Sky Financial Group, Inc. effective July 1, 2007. In February 2007, Huntington’s board amended the bylaws pursuant to an election under Maryland law to provide that any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until his or her successor is elected. Accordingly, these new directors are each serving until the expiration of their full terms.

It is intended that, unless otherwise directed, the shares represented by a properly submitted proxy will be voted FOR the election of Messrs. Casto, Endres, Lhota and Porteous as Class III Directors. Huntington has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected. However, in the event that any of these nominees should become unavailable, the number of directors may be decreased pursuant to the bylaws or the board of directors may designate a substitute nominee, for whom shares represented by a properly submitted proxy would be voted.

The board of directors recommends a vote FOR the election of each of the nominees for director.

Huntington is proposing and recommending that shareholders approve an amendment to Huntington’s charter that would eliminate the classified board structure and provide for annual elections of all directors commencing in 2011. See “Proposal to Approve the Amendment to Huntington’s Charter” below.

The following tables set forth certain information concerning each nominee and each continuing director of Huntington.

CLASS I DIRECTORS
(TERMS EXPIRE IN 2009)

		Director
Name and Principal Occupation(1)	Age	Since	Other Directorships(2)

Raymond J. Biggs	70	2002
Private Investor; Retired Chairman and Chief Executive Officer, Huntington Bancshares Michigan, Inc. (1990 — 1994)
John B. Gerlach, Jr.	53	1999	Lancaster Colony
Chairman, President, and Chief Executive Officer,			Corporation
Lancaster Colony Corporation, manufacturer and marketer of specialty foods, candles, and automotive accessories
D. James Hilliker	60	2007
Vice President / Managing Shareholder, Better Food Systems, Inc., owner, lessor and operator of Wendy’s fast food restaurant franchises in Ohio and Indiana
Jonathan A. Levy	47	2007
President/Partner, Redstone Investments, real estate developer
Gene E. Little	64	2006	Bucyrus International
Retired Senior Vice President and Treasurer, The Timken Company,international manufacturer of highly engineered bearings, alloy and specialty steels and a provider of related products and services

CLASS II DIRECTORS
(TERMS EXPIRE IN 2010)

		Director
Name and Principal Occupation(1)	Age	Since	Other Directorships(2)

Marylouise Fennell, RSM	68	2007
Consultant, Higher Education Services, consultant to colleges and universities
Thomas E. Hoaglin Chairman, President, and Chief Executive Officer, Huntington and The Huntington National Bank	58	2001	American Electric Power Company, Inc The Gorman-Rupp Company
David P. Lauer Certified Public Accountant; Retired Managing Partner, Deloitte & Touche LLP, Columbus, Ohio office (1989 — 1997)	65	2003	Diamond Hill Investment Group, Inc. R. G. Barry Corporation Wendy’s International, Inc.
Gerard P. Mastroianni	52	2007
President, Alliance Ventures, Inc., real estate development and property management
Kathleen H. Ransier	60	2003
Partner, Vorys, Sater, Seymour and Pease LLP, legal services

CLASS III DIRECTORS
(NOMINEES FOR TERMS EXPIRING IN 2011)

		Director
Name and Principal Occupation(1)	Age	Since	Other Directorships(2)

Don M. Casto III	63	1985
Principal / Chief Executive Officer, CASTO, real estate developers
Michael J. Endres	60	2003	Tim Horton’s, Inc.
Principal, Stonehenge Financial Holdings, Inc.,			Worthington Industries, Inc.
private equity investment firm
Wm. J. Lhota	68	1990
President and Chief Executive Officer, Central Ohio Transit Authority, provider of public transit for Central Ohio
David L. Porteous	55	2003
Attorney, McCurdy Wotila & Porteous, P.C. legal services

(1)	Each director has held, or been retired from, the various positions indicated or other executive or professional positions with the same organizations (or predecessor organizations) for at least the past five years, except Mr. Lhota, who provided arbitration, mediation, and consulting services, along with teaching and lecturing on business ethics and engineering ethics, through his consulting firm LHOTA SERVICES, from January 2002 to September 2004. Mr. Lauer also served as a director of Huntington Preferred Capital, Inc. from September 2002 to February 2003.

(2)	Other directorships held in companies with a class of securities registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934.

Corporate Governance

Transactions with Directors and Executive Officers

Indebtedness of Management

Many of Huntington’s directors and executive officers and their immediate family members are customers of Huntington’s affiliated financial and lending institutions in the ordinary course of business. In addition, directors and executive officers of Huntington also may be affiliated with entities which are customers of Huntington’s affiliated financial and lending institutions in the ordinary course of business. Loan transactions with directors, executive officers and their immediate family members and affiliates have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers otherwise not affiliated with Huntington. Such loans also have not involved more than the normal risk of collectibility or presented other unfavorable features.

Certain Other Transactions

Raymond J. Biggs, a director of Huntington, served as an officer of Huntington Bancshares Michigan, Inc. from 1990 to 1994, following Huntington’s acquisition of First Macomb Bank, of which Mr. Biggs was an executive officer. Mr. Biggs currently receives periodic payments from Huntington, which amounts represent the negotiated settlement of supplemental retirement and other benefits payable to Mr. Biggs under the Supplemental Retirement Income Agreement previously entered into between Mr. Biggs and First Macomb Bank. The negotiated benefits, as agreed upon in 1995, are annual payments of $15,159 beginning in 1995 and continuing for fifteen years, and monthly payments of $13,142 beginning in August of 2002 and continuing for fifteen years. As of February 29, 2008, the aggregate amount remaining to be paid to Mr. Biggs is $1,515,386.60.

The Huntington National Bank leases office space in Columbus, Ohio from a partnership of which the mother of director D. James Hilliker and her revocable trust are the partners. The current lease term runs through April 30, 2011 and the monthly rental is $4,500. As of January 1, 2008, the aggregate rental amount payable through the end of the current lease term is $180,000.00. Huntington has an option to renew the lease through April 30, 2016 at a monthly rental of $4,750.

The Huntington National Bank leases a banking office in Alliance, Ohio (acquired in the merger with Sky Financial Group, Inc.) from a limited liability company owned by director Gerard P. Mastroianni, his siblings and a family trust. The current term of this lease ends September 30, 2012. The Huntington National Bank currently pays $4,650 per month for rent including parking. As of January 1, 2008, the aggregate rental amount payable through the end of the current lease term is $265,050.00. Huntington has options to renew this lease for three additional five-year terms through September 30, 2027. The rental amount for each renewal period will be adjusted for increases in the Consumer Price Index with a cap of 10%.

Huntington Mezzanine Opportunities Inc., a wholly-owned subsidiary of Huntington, established in 2002 a private corporate mezzanine investment fund which provides financing in transaction amounts of up to $10 million to assist middle market companies primarily in the Midwest with growth or acquisition strategies. Stonehenge Mezzanine Partners LLC, as its sole purpose, serves as the asset manager of the fund. Under the investment management agreement with Huntington Mezzanine Opportunities Inc., Stonehenge Mezzanine Partners LLC receives a quarterly management fee equal to the greater of a fixed amount or a set percentage of the mezzanine loan balances. For the origination period under the agreement, the minimum quarterly management fee is equal to $262,500; thereafter the minimum is $62,500. Stonehenge Mezzanine Partners LLC is also eligible to receive a percentage of profits based on the performance of the investments. The investment fund has been substantially invested. Huntington has authorized Huntington Mezzanine Opportunities Inc. to invest up to $198 million in a second private corporate mezzanine investment fund which would operate substantially the same as the initial fund described above. An affiliate of Stonehenge Mezzanine Partners LLC, would serve as the asset manager of the second fund and would be entitled to the same management fees and percentage of profits as Stonehenge Mezzanine Partners LLC under the initial fund. Through December 31, 2007, Stonehenge Mezzanine Partners LLC has received management fees from Huntington Mezzanine Opportunities, Inc. in the aggregate of $6,123,174 and has earned $7,565,581 as a percentage of profits. Michael J. Endres, a director of Huntington, has a 12.56667% equity interest in Stonehenge Mezzanine Partners LLC.

The Huntington National Bank has a $10 million commitment for an equity investment in the Stonehenge Opportunity Fund II, LP, a $150 million investment fund and referred to as the Fund, which was organized on September 30, 2004. The Fund operates as a “Small Business Investment Company” licensed by the Small Business Administration. The Fund seeks to generate long-term capital appreciation by investing in equity and, in certain cases, mezzanine securities of a diverse portfolio of companies across a variety of industries. Management of Huntington and The Huntington National Bank determined that the investment would provide a cost effective means to participate in financing small businesses, provide a means of obtaining lending or investment credits under the Community Reinvestment Act and generally be favorable to Huntington. The Fund is managed by Stonehenge Partners, Inc., an investment firm of which Michael J. Endres is a principal and holds a 9.8% equity interest. The Fund pays to Stonehenge Partners, Inc. management fees not to exceed on an annual basis 2.00% of the aggregate of private capital commitments and Small Business Administration debentures of the Fund. In addition, Stonehenge Partners, Inc. is the controlling entity of Stonehenge Equity Partners, LLC, which serves as managing member of the Fund.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Corporate Governance Committee of the board of directors oversees Huntington’s Related Party Transactions Review and Approval Policy, referred to as the Policy. This written Policy covers “related party transactions”, including any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, either currently proposed or since the beginning of the last fiscal year in which Huntington was or is to be a participant, involves an amount exceeding $120,000 and in which a director, nominee for director, executive officer or immediate family member of such person has or will have a direct or indirect material interest. The Policy requires Huntington’s senior management and directors to notify the general counsel of any existing or potential “related party transactions.” The general counsel reviews each reported transaction, arrangement or relationship that constitutes a “related party transaction” with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee determines whether or not “related party transactions” are fair and reasonable to Huntington. The Nominating and Corporate Governance Committee also determines whether any “related party transaction” in which a director has an interest impairs the director’s independence. Approved “related party transactions” are subject to on-going review by Huntington’s management on at least an annual basis. Loans to directors and executive officers and their related interests made and approved pursuant to the terms of Federal Reserve Board Regulation O are deemed approved under this Policy. Any such loans that become subject to specific disclosure in Huntington’s annual proxy statement will be reviewed by the Nominating and Corporate Governance Committee at that time. The Nominating and Corporate Governance Committee would also consider and review any transactions with a shareholder having beneficial ownership of more than 5% of Huntington’s voting securities in accordance with the Related Party Transaction Review and Approval Policy.

Independence of Directors

The board of directors and the Nominating and Corporate Governance Committee have reviewed and evaluated transactions and relationships with board members to determine the independence of each of the members. The board and the Nominating and Corporate Governance Committee have determined that a majority of the board’s members are “independent directors” as the term is defined in the Nasdaq Stock Market Marketplace Rules. The directors determined to be independent under such definition are: Raymond J. Biggs, Don M. Casto III, Marylouise Fennell, John B. Gerlach, Jr., D. James Hilliker, David. P. Lauer, Jonathan A. Levy, Wm. J. Lhota, Gene E. Little, Gerard P. Mastroianni, David L. Porteous and Kathleen H. Ransier. The board of directors has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent under such definition and that the members of the Audit Committee are independent under the additional, more stringent NASD requirements applicable to audit committee members. The board of directors does not believe that any of its non-employee members has relationships with Huntington that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as director.

In making the independence determinations for each of the directors under such definition, the board of directors took into consideration the transactions disclosed above. In addition, the board of directors considered that the directors and their family members are customers of Huntington’s affiliated financial and lending institutions. Many of the directors have one or more transactions, relationships or arrangements where Huntington’s affiliated financial and lending institutions, in the ordinary course of business, act as depository of funds, lender or trustee, or provide similar services. In addition, directors may also be affiliated with entities which are customers of Huntington’s affiliated financial and lending institutions and which enter into transactions with such affiliates in the ordinary course of business.

Board Meetings and Committees, Lead Director

The board of directors has separate standing Audit, Compensation, Executive, Nominating and Corporate Governance, Pension Review and Risk Committees. From time to time the board of directors may appoint ad hoc committees. Each standing committee has a separate written charter. Current copies of the committee charters are posted on the Investor Relations pages of Huntington’s website at www.huntington.com. The board of directors appointed David L. Porteous as Lead Director in November 2007.

In addition, the board of directors has adopted a corporate governance program which includes Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all employees and, where applicable, to directors of Huntington and its affiliates. Huntington’s chief executive officer, chief financial officer, corporate controller, and principal accounting officer are also bound by a Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Code of Business Conduct and Ethics and the Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Investor Relations pages of Huntington’s website at www.huntington.com.

The Corporate Governance Guidelines provide that attendance at board of directors and committee meetings is of utmost importance. Directors are expected to attend the annual shareholders meetings and at least 75% of all regularly scheduled meetings of the board of directors and committees on which they serve. During 2007, the board of directors held a total of eleven regular and special meetings. Each director attended greater than 75% of the meetings of the full board of directors and the committees on which he or she served. Ten of the eleven members of the board then serving (all ten members continuing in office) attended the 2007 annual meeting of shareholders.

Shareholders who wish to send communications to the board of directors may do so by following the procedure set forth on the Investor Relations pages of Huntington’s website at www.huntington.com.

Board Committees

The table below indicates the standing committees of the board, the committee members, and the number of times the committees met in 2007.

Nominating
				& Corporate	Pension
		Compensation	Executive	Governance	Review
Committee Members(1)	Audit Committee	Committee	Committee	Committee	Committee	Risk Committee

Raymond J. Biggs			Member			Member
Don M. Casto III		Member	Chair	Chair	Member
Michael J. Endres			Member			Member
Marylouise Fennell		Member		Member	Chair
John B. Gerlach, Jr.		Chair		Member	Member
D. James Hilliker		Member			Member
Thomas E. Hoaglin			Member
David P. Lauer	Chair
Jonathan A. Levy			Member			Member
Wm. J. Lhota						Chair
Gene E. Little	Member
Gerard P. Mastroianni	Member
David L. Porteous	Member
Kathleen H. Ransier						Member
Number of Meetings	8	4	0	3	2	6

Audit Committee.  A primary responsibility of the Audit Committee is to oversee the integrity of Huntington’s consolidated financial statements, including policies, procedures, and practices regarding the preparation of financial statements, the financial reporting process, disclosures, and the internal control over financial reporting. The Audit Committee also provides assistance to the board of directors in overseeing the internal audit division and the independent registered public accounting firm’s qualifications and independence; compliance with Huntington’s Financial Code of Ethics for the chief executive officer and senior financial officers; and compliance with corporate securities trading policies.

The board of directors has determined that each of David P. Lauer, Chairman of the Audit Committee, and Gene E. Little qualifies as an “audit committee financial expert” as the term is defined in the SEC rules. Both Mr. Lauer and Mr. Little are determined to be “independent directors” as the term is defined in the Nasdaq Stock Market Marketplace Rules. Designation of Mr. Lauer and Mr. Little as audit committee financial experts by the board of directors does not impose any duties, obligations or liabilities on them that are greater than the duties, obligations and liabilities imposed on the other members of the Audit Committee. The SEC has determined that a person who is identified as an “audit committee financial expert” will not be deemed an expert for any purpose as a result of such designation.

Report of the Audit Committee

The following Audit Committee Report should not be deemed filed or incorporated by reference into any other document, including Huntington’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Huntington specifically incorporates the Audit Committee Report into any such filing by reference.

In carrying out its duties, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2007 with Huntington management and with Huntington’s independent registered public accounting firm, Deloitte & Touche LLP. This discussion included the selection, application and disclosure of critical accounting policies. The Audit Committee has also reviewed with Deloitte & Touche LLP its judgment as to the quality, not just the acceptability, of Huntington’s accounting principles and such other matters required to be discussed under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees (AICPA, Professional Standards, Vol. 1. AU section 380.)

In addition, the Audit Committee has reviewed the written disclosures and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with Deloitte & Touche LLP its independence from Huntington. Based on this review and discussion, and a review of the services provided by Deloitte & Touche LLP during 2007, the Audit Committee believes that the services provided by Deloitte & Touche LLP in 2007 are compatible with and do not impair Deloitte & Touche LLP’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Huntington’s Annual Report on Form 10-K for the year 2007 for filing with the SEC.

Audit Committee

David P. Lauer, Chairman
Gene E. Little
Gerard P. Mastroianni
David L. Porteous

Compensation Committee.  The Compensation Committee periodically reviews and approves Huntington’s goals and objectives with respect to the compensation of the chief executive officer and other executive management. The Compensation Committee evaluates the performance of the chief executive officer and other executive management in light of such goals and objectives, and sets their compensation levels based on such evaluation. The Compensation Committee also advises the board of directors with respect to compensation for service by non-employee directors on the board of directors and its committees. This Compensation Committee also makes recommendations to the board of directors with respect to Huntington’s incentive compensation plans and equity-based plans, oversees the activities of the individuals and committees responsible for administering these plans, and discharges any responsibility imposed on the Compensation Committee by any of these plans.

Huntington designs its executive and director compensation programs through a combined effort among Huntington management, the Compensation Committee and a third-party compensation consultant. Huntington’s management, including the chief executive officer, may make recommendations to the Compensation Committee with respect to the amount and form of executive and director compensation. Huntington’s chief executive officer and chief financial officer make recommendations to the Compensation Committee when it sets specific financial measures and goals for determining incentive compensation. The chief executive officer also makes recommendations to the Compensation Committee regarding the performance and compensation of his direct reports, which include the executive officers.

Huntington has retained the services of a third-party consultant through Watson Wyatt & Company to provide consulting services to the Compensation Committee. The Compensation Committee has direct access to the consultant and may engage the consultant on an as needed basis for advice with respect to the amount and form of executive and director compensation. In addition, from time to time, the consultant provides information and analysis to Huntington’s management at its request for use by the Compensation Committee.

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve fees and other retention terms of advisors, including an outside compensation consultant. The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee, or in accordance with the terms of a particular compensation plan. The Compensation Committee may not however delegate the determination of compensation for executive officers. The Compensation Committee may obtain the approval of the board of directors for equity incentive awards in order to qualify such awards under Rule 16b-3 of the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

Huntington has no Compensation Committee interlocks. In addition, no member of the Compensation Committee has been an officer or employee of Huntington.

Compensation Committee Report

The following Compensation Committee Report should not be deemed filed or incorporated by reference into any other document, including Huntington’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Huntington specifically incorporates this Report into any such filing by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Huntington’s proxy statement for its 2008 annual meeting of shareholders.

Compensation Committee

John B. Gerlach, Jr., Chairman
Don M. Casto III
Marylouise Fennell
D. James Hilliker

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee’s primary responsibilities are to review annually the composition of the board of directors to assure that the appropriate knowledge, skills, and experience are represented, in the Nominating and Corporate Governance Committee’s judgment, and to assure that the composition of the board of directors complies with applicable laws and regulations; review the qualifications of persons recommended for board of directors membership, including persons recommended by shareholders; discuss with the board of directors standards to be applied in making determinations as to the independence of directors; and review annually the effectiveness of the board of directors, including but not limited to, considering the size of the board of directors and the performance of individual directors as well as collective performance of the board of directors. The Nominating and Corporate Governance Committee reviews and approves related party transactions. Other primary responsibilities of the Nominating and Corporate Governance Committee include reviewing and making appropriate changes to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics for Huntington’s directors, officers and employees.

Director Nomination Process

Each person recommended by the Nominating and Corporate Governance Committee for nomination to the board of directors must be an active leader in his or her business or profession and in his or her community. Diversity is considered by the Nominating and Corporate Governance Committee when evaluating nominees because the board of directors believes that board membership should reflect the diversity of Huntington’s markets. The Nominating and Corporate Governance Committee evaluates potential nominees, including persons recommended by shareholders, in accordance with these standards which are part of the Corporate Governance Guidelines. From time to time the Nominating and Corporate Governance Committee may develop specific additional selection criteria for board membership, taking into consideration current board composition and ensuring that the appropriate knowledge, skills and experience are represented. There are no specific additional criteria at this time. Huntington generally does not, and during 2007, did not, pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.

Shareholders who wish to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may send a written notice to the Secretary at Huntington’s principal executive offices. The notice should indicate the name, age, and address of the person recommended, the person’s principal occupation or employment for the last five years, other public company boards on which the person serves, whether the person would qualify as independent as the term is defined under the Marketplace Rules of the Nasdaq Stock Market, and the class and number of shares of Huntington securities owned by the person. The Nominating and Corporate Governance Committee may require additional information to determine the qualifications of the person recommended. The notice should also state the name and address of, and the class and number of shares of Huntington securities owned by, the person or persons making the recommendation. There have been no material changes to the shareholder recommendation process since the last disclosure of this item.

Other Standing Committees.  The Executive Committee considers matters brought before it by the chief executive officer. This Committee also considers matters and takes action that may require the attention of the board of directors or the exercise of the powers or authority of the board of directors in the intervals between meetings of the board of directors. The Pension Review Committee provides recommendations to the board of directors in connection with actions taken by the board of directors in fulfillment of the duties and responsibilities delegated to Huntington and/or the board of directors pursuant to the provisions of Huntington’s retirement plans. In addition, the Pension Review Committee acts on behalf of the board of directors in fulfilling such duties and responsibilities as are delegated by written action of the board of directors. The Pension Review Committee also takes such actions as are specifically granted to the Pension Review Committee pursuant to retirement plan documents. The Risk Committee assists the board of directors in overseeing Huntington’s enterprise-wide risks, including credit, market, operational, compliance and fiduciary risks. Towards this end, the Risk Committee monitors the level and trend of key risks, management’s compliance with board-established risk tolerances and Huntington’s risk policy framework. The Risk Committee also oversees material pending litigation, monitors whether material new initiatives have been appropriately analyzed and approved, and reviews all regulatory findings directed to the attention of the board of directors and the adequacy of management’s response.

Ownership of Voting Stock

The beneficial ownership of Huntington common stock as of December 31, 2007, by each of Huntington’s directors, nominees for director, five named executive officers, directors as a group, executive officers as a group, and directors and executive officers as a group, is set forth below.

	Shares of		Percent
	Common Stock		of
Name of Beneficial Owner	Beneficially Owned(1)		Class

Marty E. Adams	1,263,953	(2)(3)	*
Daniel B. Benhase	331,786	(3)	*
Raymond J. Biggs	1,783,240	(2)(4)	*
Don M. Casto III	443,789	(2)(4)	*
Michael J. Endres	64,181	(4)	*
Marylouise Fennell	31,397		*
John B. Gerlach, Jr.	1,671,556	(2)(4)	*
Thomas E. Hoaglin	1,571,330	(2)(3)	*
D. James Hilliker	236,722	(2)(4)	*
Donald R. Kimble	113,806	(3)	*
David P. Lauer	41,544	(2)	*
Jonathan A. Levy	178,318	(2)	*
Wm. J. Lhota	126,269	(2)(4)	*
Gene E. Little	11,910	(2)(4)	*
Gerard P. Mastroianni	143,527	(2)	*
James W. Nelson	75,777	(3)	*
David L. Porteous	441,695	(2)(4)	*
Kathleen H. Ransier	24,909	(2)	*
Directors as a group (15 in group)	8,034,340	(2)(3)(4)	1.42%
Executive Officers as a group (8 in group)	3,958,566	(2)(3)	1.07%
Directors and Executive Officers as a group (21 in group)	9,157,623	(2)(3)(4)	1.70%

*	Indicates less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. None of the shares reported are pledged as security. Figures include the number of shares of common stock which could have been acquired within 60 days of December 31, 2007, under stock options as set forth below. The stock option shares reported for Ms. Fennell and Messrs. Hilliker, Levy and Mastroianni, and 711,484 option shares reported for Mr. Adams, were awarded under stock option plans of Sky Financial (or its predecessors) and converted to Huntington options. The rest of the reported stock options were awarded under Huntington’s stock option plans.

Mr. Adams	843,484	Mr. Kimble	91,073
Mr. Benhase	305,935	Mr. Lauer	21,667
Mr. Biggs	21,667	Mr. Levy	126,265
Mr. Casto	61,937	Mr. Lhota	61,937
Mr. Endres	21,667	Mr. Mastroianni	98,721
Ms. Fennell	25,902	Mr. Nelson	65,869
Mr. Gerlach	55,282	Mr. Porteous	14,167
Mr. Hilliker	93,611	Ms. Ransier	21,667
Mr. Hoaglin	1,349,024	All Executive Officers as a Group	3,211,246

(2)	Figures include 57,414 shares, 15,277 shares, 11,779 shares, 50,812 shares, 7,993 shares 5,380 shares, 16,143 shares, 3,184 shares, 78,322 shares, and 1,621 shares of common stock owned by members of the immediate families or family trusts of Messrs. Adams, Biggs, Casto, Gerlach, Hilliker, Lauer, Levy, Little and Porteous, and Ms. Ransier, respectively; 1,728,838 shares, 1,488,811 shares, 1,762 shares, 2,766 shares owned by various corporations and partnerships attributable to Messrs. Biggs, Gerlach, Levy, and Mastroianni; and 77,400 shares owned jointly by Mr. Hoaglin and his spouse, 16,777 shares owned jointly by Mr. Lhota and his spouse, and 290,044 shares owned jointly by Mr. Porteous and his spouse.

(3)	Figures include the following shares of common stock held as of December 31, 2007 in Huntington’s Supplemental Stock Purchase and Tax Savings Plan: 3,055 for Mr. Benhase, 18,464 for Mr. Hoaglin, 2,141 for Mr. Kimble, 5,410 for Mr. Nelson and 42,811 for all executive officers as a group. Prior to the distribution from this plan to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plan. Figures also include the following shares of common stock held as of December 31, 2007 in Huntington’s Executive Deferred Compensation Plan: 84,730 for Mr. Hoaglin and 89,549 for all executive officers as a group. Prior to the distribution from this plan to the participants, voting power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plan. Mr. Adams’ total includes 9, 888 shares held in the Sky Financial Group Inc. Profit Sharing, 401(k), and ESOP Plan and 52,463 shares held in the Sky Financial Group, Inc. Non-Qualified Retirement Plan II.

(4)	Figures include the following shares of common stock held as of December 31, 2007, in Huntington’s deferred compensation plans for directors: 12,958 for Mr. Biggs, 122,526 for Mr. Casto, 10,514 for Mr. Endres, 26,627 for Mr. Gerlach, 5,790 for Mr. Lhota, 4,124 for Mr. Little and 12,169 for Mr. Porteous. Prior to the distribution from the deferred compensation plans to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plans. Mr. Hilliker’s total includes 8,989 shares held in the Sky Financial Group, Inc. Non-Qualified Retirement Plan II, and Mr. Little’s total includes 2,602 shares held in the Unizan Deferred Compensation Plan.

As of December 31, 2007, no person was known by Huntington to be the beneficial owner of more than 5% of the outstanding shares of Huntington common stock, except as follows:

Name and Address	Shares of Common Stock
of Beneficial Owner	Beneficially Owned(1)	Percent of Class

Barclays Global Investors, NA	19,723,966	5.39%
45 Fremont Street, San Francisco, CA 94105

(1)	This information is based on a Schedule 13G filed by Barclays Global Investors, NA on February 5, 2008. Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, and Barclays Global Investors Canada Limited share voting power over 18,182,081 of the shares and share dispositive power over all of the shares. These shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

As of December 31, 2007, all executive officers as a group owned 100 shares of Class C Preferred Stock, $25.00 par value, issued by Huntington Preferred Capital, Inc., a subsidiary of Huntington, which was less than 1% of the Class C Preferred Stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Huntington’s officers, directors, and persons who are beneficial owners of more than ten percent of Huntington common stock to file reports of ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulations to furnish Huntington with copies of all Section 16(a) forms filed by them. In connection with the merger with Sky Financial, Mr. Adams received an award of restricted stock that vested in monthly installments beginning on July 31, 2007, all of which vested upon his termination on December 31, 2007. Pursuant to the terms of the award, shares could be withheld by the company upon vesting in order to cover the associated tax liability. Due to administrative error, six exempt share withholdings were not reported on Form 4 but were reported on Form 5. Otherwise, to the best of its knowledge, and following a review of the copies of Section 16(a) forms received by it, Huntington believes that during 2007 all filing requirements applicable for reporting persons were met.

Compensation Discussion & Analysis

This Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to the five named executive officers whose compensation is detailed in this proxy statement. These named executive officers are the chief executive officer, the chief financial officer and the other three most highly compensated executive officers as of December 31, 2007 as listed in the Summary Compensation Table.

Compensation Philosophy and Objectives

Huntington’s executive compensation programs are designed to balance the following key compensation objectives:

•	ensure a strong linkage between corporate, business unit and individual performance and pay;

•	integrate with Huntington’s annual and long-term strategic goals and tie awards to the levels of performance achieved, with opportunities to earn maximum awards for maximum performance;

•	encourage the alignment of senior management’s goals with those of shareholders with the ultimate goal of increasing overall shareholder value; and

•	attract and retain high quality key executives necessary to lead the company and provide continuity of management.

The company strives to provide an overall compensation package that is commensurate with the executive’s responsibilities, experience and demonstrated performance and to align the total compensation opportunity with those of peer organizations.

Huntington’s executive compensation philosophy and objectives are reflected in the structure of Huntington’s compensation programs for senior management which consist of the following components:

•	base salary

•	annual incentive awards

•	long-term incentive awards

•	benefits

•	fringe benefits.

Of these components, annual incentive awards, long-term incentive awards, and increases to base salary are dependent on individual and/or company performance and competitive pay within the market. Annual incentive awards and long-term incentive awards are closely linked to the company’s operating performance compared with Huntington’s strategic plans for each plan year or plan cycle.

Huntington’s compensation policies and programs are generally the same for all executive officers; however, the actual amounts paid and potential incentive opportunities vary depending upon the executive’s role and scope of responsibility. For example, Mr. Hoaglin has a higher base salary and higher potential award opportunities because of his role as chief executive officer. In addition, Mr. Hoaglin’s annual cash incentive compensation is tied to overall corporate performance, whereas other named executive officers have components of their award tied to personal performance. Mr. Hoaglin also is held to a higher stock ownership guideline reflecting his increased stake in Huntington’s performance. Huntington’s stock ownership guidelines for senior management are discussed below.

Huntington strives to balance its compensation philosophy with the goal of achieving maximum deductibility under Internal Code Revenue 162(m). Huntington also takes into consideration Internal Revenue Code Section 409A with respect to non-qualified deferred compensation programs, and Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment (FAS 123(R)) in administering its equity compensation program.

Compensation Components

Base salary is an important factor in attracting and retaining key personnel. Base salary is also significant because it serves as the basis for determining eligible levels for certain benefits and it is used for the calculation for key executive programs for which awards are determined as a multiple or percentage of base salary. Huntington does not have a set policy to target compensation at a specific level of compensation in the market, however, Huntington typically positions base salaries for executive officers to fall between the 50th and 75th market percentile.

Cash incentive awards may be earned on an annual basis under the Management Incentive Plan. Awards are earned when specific, pre-determined goals are met in the short-term (one year). This plan aligns executive officers and other participants with common short-term corporate goals, which can change from year to year depending on Huntington’s strategic direction. The Management Incentive Plan, which was approved by the shareholders, provides a number of key performance criteria for corporate performance which the Compensation Committee can select from annually to set financial performance goals.

Executive officers are also eligible to earn long-term incentive compensation, consisting of equity awards and long-term performance awards in a combination of stock and cash. The value of equity awards increases as the value of the underlying common stock increases. Long-term performance awards are payable in recognition of achievement of Huntington’s goals over a period of time — typically a three year period.

Huntington’s equity awards program for senior management consists of a mix of restricted stock units, referred to as RSUs and stock options. RSUs offer a strong emphasis on executive retention and continuity and have certain advantages for Huntington, as explained in greater detail below. The long term incentive strategy is described in more detail in a later section of this discussion.

The opportunity to earn annual incentive awards in cash and long-term awards in a combination of cash and stock provides a mix of variable compensation that integrates the Company’s short-term and long-term goals, as well as helps to attract and retain executive officers. Huntington does not currently have a set policy for dividing the aggregate amount of an executive’s compensation between cash and non-cash compensation or between short-term and long-term awards except as reflected in market competitive practices. Huntington’s focus is on total compensation.

Executive officers also participate in the same benefit programs generally available to all employees. In addition, Huntington has a supplemental defined contribution plan and a supplemental defined benefit pension plan for officers whose income exceeds the limits established by the Internal Revenue Service. Individuals are nominated for participation in these two benefit plans by Huntington’s management and must be approved by the Compensation Committee.

Huntington also offers additional fringe benefits to certain senior officers including tax and financial planning services and paid parking. For Mr. Hoaglin, Huntington also provides security monitoring for his personal residence and occasional personal use of a private airplane. All of the named executive officers are eligible to defer certain compensation under Huntington’s Executive Deferred Compensation Plan. In addition, all have an Executive Agreement with Huntington, which provides income continuation security and benefit protection in the event of any change in control of Huntington.

Recoupment Policy

On July 17, 2007, Huntington’s board of directors adopted a recoupment policy. If the board determines that gross negligence, intentional misconduct or fraud by a current or former executive officer caused or partially caused the company to have to restate all or a portion of its financial statements, the board may require repayment of a portion or all of any incentive-based compensation paid and/or effect the cancellation of any unvested restricted stock if the amount or vesting of the incentive compensation was calculated based upon or contingent upon the achievement of financial or operating results that were the subject of or affected by the restatement and the amount or vesting of the incentive-based compensation would have been less had the financial statements been correct. Any recoupment would be at the board’s discretion and would be to the extent permitted by law and the company’s benefit plans, policies and agreements. This recoupment policy is in addition to the forfeiture and recoupment provisions contained in the 2007 Stock and Long-Term Incentive Plan.

Employment Agreements

In connection with the merger with Sky Financial, Huntington entered into a new employment agreement with Thomas E. Hoaglin and an employment agreement with Marty E. Adams, each with a term commencing upon completion of the merger on July 1, 2007. Mr. Adams has terminated his employment agreement effective December 31, 2007.

Employment Agreement with Thomas E. Hoaglin

Under the agreement with Mr. Hoaglin, from the effective date of the merger, he will serve as the chief executive officer of Huntington until December 31, 2009 and as chairman of Huntington until the date of Huntington’s annual shareholders meeting in 2011. Mr. Hoaglin will, subject to election, continue as a member of the board of directors. During the employment period, Mr. Hoaglin will receive an annual base salary of at least $865,000 (his base salary at the time the agreement was entered into), will have a target annual bonus of no less than 100% of his annual base salary and will receive long-term incentive and annual equity incentive awards on terms and conditions no less favorable than those provided to other senior executives of Huntington.

Mr. Hoaglin will be entitled to employee benefits, fringe benefits and perquisites on a basis no less favorable than those provided to other senior executives of Huntington. The existing change-in-control agreement, referred to as the Executive Agreement, between Huntington and Mr. Hoaglin will remain in effect.

Mr. Hoaglin will be entitled to certain payments and benefits if his employment is terminated during the term of the employment agreement for certain reasons. These potential payments and benefits are described under “Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with Marty E. Adams

Although Mr. Adams has since terminated employment with Huntington, his employment agreement provided that he would serve as president and chief operating officer of Huntington until December 31, 2009 and succeed to president and chief executive officer of Huntington thereafter until Huntington’s annual shareholders meeting in 2011. Mr. Adams would also serve as a member of the Huntington board of directors. While serving as president and chief operating officer, Mr. Adams would receive annual base salary at a rate of at least 80% of Mr. Hoaglin’s annual base salary, but in no event less than $692,000. Mr. Adams would have a target bonus of not less than 100% of his base salary and no less than 80% of Mr. Hoaglin’s bonus for the applicable year and would receive long-term incentive and annual equity incentive awards with a value of no less than 80% of those awarded to Mr. Hoaglin.

Mr. Adams would be entitled to employee benefits, fringe benefits and perquisites on a basis no less favorable than those provided to other senior executives of Huntington. As of completion of the merger, Mr. Adams was eligible to participate in Huntington’s non-qualified deferred compensation plans and would receive service credit for his recognized service with Sky Financial for purpose of eligibility and vesting, but not benefit accrual, under such plans and under Huntington’s post-retirement welfare plans.

In addition, the employment agreement provided that, following the merger, Huntington would pay Mr. Adams an amount which was approximately equal to the cash severance that was payable to Mr. Adams upon a termination without “cause” or for “good reason” within two years of a change in control of Sky under his then existing employment agreement with Sky. Huntington agreed that this amount would be paid and provided to him as follows: (i) $4 million in a lump sum within 30 days after completion of the merger and (ii) an award of restricted stock with a fair market value, as of the grant date, equal to approximately $5,038,489. The terms of the award provided that the restricted stock would vest in equal monthly installments at the end of each calendar month through December 31, 2009, subject to acceleration on certain terminations of employment and change in control transactions. Pursuant to the employment agreement, Huntington also entered into an Executive Agreement with Mr. Adams, similar to the Executive Agreement between Huntington and Mr. Hoaglin, to be effective with respect to transactions that would constitute a change of control of Huntington occurring following completion of the merger.

In the event that, during the term, Mr. Adams’s employment was terminated for certain reasons, he would be entitled to certain payments and benefits. Mr. Adams termination effective December 31, 2007, triggered the payments and benefits as described under “Potential Payments Upon Termination or Change in Control” below.

Stock Ownership Guidelines

Consistent with the objective to align senior management’s goals with those of shareholders, and to reinforce, for both the investing public and employees, senior management’s commitment to the company, the Compensation Committee has adopted stock ownership guidelines for key Huntington executives who are viewed as critical to the company’s success. Each officer has five years to meet a specified minimum level of share ownership which was derived based on a multiple of his or her base salary. The multiple for Mr. Hoaglin is, and Mr. Adams was, 5 times base salary. For the other named executive officers, the requirement is 2 times base salary. To determine the individual ownership guidelines, the product of the multiple of salary and salary at the date the executive is made subject to the guidelines is divided by the fair market value, referred to as FMV, of Huntington’s stock price on that date. The guidelines in terms of multiple of salary and number of shares are set forth below.

	Ownership Guidelines	Ownership Guidelines
Executive	(As a Multiple of Salary)	(In Shares)(1)

Thomas E. Hoaglin	5X	176,521
Donald R. Kimble	2X	32,134
Marty E. Adams	5X	181,159
James W. Nelson	2X	31,705
Daniel B. Benhase	2X	27,164

(1)	The guidelines for Mr. Adams were determined as of July 23, 2007 when the FMV of a share of Huntington common stock was $20.01. The guidelines for each of the other named executive officers were determined as of July 18, 2006, when the FMV was $23.34.

If guidelines are not met by July 18, 2011, the continuing officers will be required to defer at least 50% of any annual bonus earned and invest the deferral in Huntington stock. Shares held in Huntington’s benefits programs, including deferred compensation, and shares owned outside these plans will be counted for purposes of meeting ownership guidelines. The Compensation Committee retains the right to modify or adjust the ownership targets and time frames established for compliance under these guidelines, on an individual or aggregate basis, as may be necessary or desirable in the Compensation Committee’s discretion based on events or circumstances. The Compensation Committee has not currently adopted a policy regarding an officer’s hedging of the economic risk associated with the ownership of employer stock.

Determination of Compensation

Benchmarking

In determining compensation, Huntington regularly utilizes information on peer banks for comparative analysis relative to levels of compensation, financial performance, stock usage metrics and other key data. The peer banks used for comparative analysis are determined annually and used throughout the year when data is available for the peer bank. Because Huntington’s asset size grew by approximately 55% with the acquisition of Sky Financial, Huntington reviewed and revised the peer group for 2007 with the help of the outside compensation consultant with Watson & Wyatt. The revised peer group provides for better comparisons with the organization’s increased size. The general philosophy for selecting peer banks remained the same. Two categories of peer banks are determined.

“Primary Peers” are those banks that represent the best market comparators for Huntington in terms of size (as an indicator for scope of responsibility) and mix of businesses. The process began with the selection of U.S. based publicly traded banks with assets as of December 31, 2006, ranging from approximately one-half of Huntington’s assets (following the Sky Financial merger) to approximately twice the amount of Huntington’s assets. This initial group of banks was then reviewed based upon business mix. Banks with a significantly different business mix and those under foreign ownership were dropped from the group. The resulting group consisted of 9 reasonably comparable banks with December 31, 2006 assets ranging from $26.5 billion to $106 billion. In order to enlarge the group for better comparisons, the next larger and the next smaller banks on the list were added back for a total of 11 “Primary Peer” banks.

“Reference Peers” were the two banks that were immediately larger than $106 billion in assets as of December 31, 2006 and were used to provide a frame of reference particularly with respect to compensation practices, the relationship of variable pay to base pay, share usage and performance.

Peer Banks Utilized During 2007

Reference Peers	Primary Peers

National City	BB&T
Regions Financial	Colonial BancGroup
Comerica
Commerce Bancorp
Fifth Third
First Horizon KeyCorp
M&T Bank Corp
Marshall & Ilsley
PNC Financial Services
Zions Bancorp

Huntington also relies on survey data, and in 2007 utilized the 2006 Hewitt TCM Financial Services Executive Total Compensation Survey and the 2006 Towers Perrin Financial Services Industry Executive Compensation Data Base – U.S. Commercial Banks Report and the Long-Term Incentive Plan Report.

The Hewitt report provided data classified by industry and Huntington utilized the data representing the banking industry. The banking industry portion of their data consisted of 26 banks excluding Huntington. The data was provided in two asset sizes: $40.0 — $74.9 billion and greater than $75.0 billion. Seven of Huntington’s Peers were included in the survey along with 19 other participants considered part of the banking industry for this survey which were: Ameriquest Mortgage Company, AmSouth, BMO Financial Group (Harris Bank), Capital One Financial, Compass Bank, Countrywide Financial, Cullen/Frost Bankers, Inc., Federal Home Loan Bank of Atlanta, Federal Reserve Bank of Boston, HSBC Bank USA, LaSalle Bank, Navy Federal Credit Union, The Northern Trust Company, Peoples Bank, SunTrust Banks, U.S. Bancorp, UnionBanCal, Wachovia and Wells Fargo.

The Towers Perrin Survey of U.S. Commercial Banks Report represented 32 banks excluding Huntington. The banks in the survey ranged in size from approximately $3 billion to $1 trillion, with median asset size of $52 billion. Banks were grouped into two asset sizes as follows: less than $50.0 billion which included 15 banks and greater than $50 billion which included 17 banks. Eight Peers were included in the survey and the remaining 24 banks participating were as follows: AmSouth, Associated Banc-Corp, Bank of America, Bank of the West, Citigroup, Commerce Bancshares, Compass Bancshares, Cullen/Frost Bankers, Harris Bank, HSBC North America, IndyMac, Irwin Financial, LaSalle Bank, People’s Bank, Sovereign Bancorp, SunTrust Banks, SVB Financial, TD Bank North, Texas Capital Bank, U.S. Bancorp, Union Bank of California, Wachovia, Webster Bank and Wells Fargo.

The Towers Perrin Long-Term Incentive Report represented all of the banks listed above in the Towers Perrin U.S. Commercial Banks Report including eight Peers with the exception of Cullen/Frost Bankers. In addition, the following financial institutions were included in the report: First Midwest Bancorp, Guaranty Bank, Home Federal Savings Bank, National City and UCBH Holdings. Data from the banks and financial institutions in the less than $50 billion asset range was reviewed along with data for the greater than $50 billion asset size for reference purposes.

When using data, data that fell closest to Huntington’s asset size was used when available and data for the larger asset groups was reviewed as reference information. Where third party published surveys are mentioned in the following discussion, the reference is to these surveys described above.

Base Salary

The Compensation Committee reviews salaries for the executive officers on an annual basis. In 2007, the Compensation Committee reviewed Mr. Hoaglin’s salary in October, Mr. Adams’ salary in June and the salaries of the other named executive officers in February. The review of the chief executive officer’s salary is typically later in the year so that the proxy statement data for current Reference Peers and Primary Peers can be compiled and considered.

For the 2007 annual salary review for the named executive officers, Huntington’s management compiled comparative data with respect to each named executive officer’s position using the third party published surveys referenced above. The surveys used in 2007 primarily represented financial institutions of comparable size. The data referenced represented the 25th to 90th percentiles of the competitive market. With respect to Mr. Hoaglin’s and Mr. Adams’ salaries, recent data from proxy statements for the Reference Peer and Primary Peer banks was also compiled.

The data provided base salary comparisons as well as comparisons for other key elements of compensation such as annual cash awards and long-term awards. While reviewing salaries each year, Huntington also reviews the total compensation package for each executive officer. Huntington takes into consideration how adjustments in base salary affect other key compensation elements; a base salary that is too low or too high disproportionately affects the total compensation opportunity as the annual cash and performance awards are determined as a percentage of base salary.

The level of compensation selected for an executive in comparison to the market data can vary based on other relevant factors such as individual and business unit performance, scope of responsibility and accountability, cost of living, internal equity, annual merit budget or any other factors deemed important. The extent to which each of these factors is considered may vary from executive to executive. Mr. Hoaglin evaluates the performance of, and makes merit recommendations for, each of the other named executive officers. Mr. Hoaglin does not participate in the discussion of his own salary.

The market data and annual merit recommendations are reviewed by the compensation consultant. The consultant provides comments and analysis to the Committee and is available for discussion and questions.

For 2007, the Compensation Committee was also provided with a complete history of merit increases for each named executive officer along with history of annual cash bonuses and any awards under Huntington’s stock programs in order to have a complete view of previous decisions and actions and of other elements of compensation. The decisions to adjust the base salaries are discussed below under Discussion of 2007 Compensation.

Annual Cash Incentive Awards

In February of each year, the Compensation Committee establishes the performance criteria and weightings, the performance goals at various levels of performance and the potential awards under the Management Incentive Plan for that year. Huntington’s fiscal year is the calendar year. For 2007, the Compensation Committee selected earnings per share, referred to as EPS, efficiency ratio (defined as the ratio of total non-interest operating expense (less amortization of intangibles) divided by total revenues (less securities gains)), and return on tangible equity, referred to as ROTE, as the financial measures for the plan. These measures were selected from among the corporate performance criteria available under the plan as approved by the shareholders, on the recommendations of the chief financial officer and the chief executive officer. EPS and efficiency ratio were corporate performance criteria for 2006; return on average equity was also used in 2006 but was changed to ROTE in 2007. The chief executive officer and the chief financial officer recommended that these criteria were the best objective measures of performance for Huntington for 2007 and also represented important indicators for relative performance of Huntington when compared to its peers. The change from ROE to ROTE reflects the impact of purchase accounting on equity. Companies that have recently purchased other businesses have a higher level of recorded equity and related intangibles resulting from the acquisitions. ROTE provides a better performance metric for peer comparisons, as it adjusts for the impact of the intangibles. After considering Huntington’s performance for the prior year and the actual and expected performance of peers, the performance goals for each of these measures were set at the Huntington’s targeted performance goals for the year. The compensation consultant also had the opportunity to comment on the measures and goals. The specific performance goals for 2007 are discussed under “Discussion of 2007 Compensation” below.

All participants have some portion of their awards dependent on the selected corporate performance criteria. Potential awards for Mr. Hoaglin and Mr. Adams were based entirely on the selected corporate performance goals to align their interests with those of the shareholders. This also maintains the deductibility of the awards payable to Mr. Hogalin and Mr. Adams under the plan in relation to Internal Revenue Code Section 162(m). The other named executive officers generally have additional goals based on their business unit and specified individual initiatives (referred to as “personal performance”). These business unit and individual goals are determined by Mr. Hoaglin, as the manager of each of the other named executive officers. The Plan also includes a discretionary component that can be used to adjust awards, other than awards subject to Section 162(m), up or down based on other factors that are critical to the company’s success.

The Compensation Committee approves participants for each plan year and assigns them to one of several incentive plan groups. The different incentive groups align award opportunities with internal peers and market practices. Each group has award opportunities tied to the achievement of threshold, target and maximum performance levels. The level of achievement affects the percentage of base salary that can be earned under the plan components. Each incentive group also has different weightings of the plan components described above. Mr. Hoaglin makes recommendations to the Compensation Committee as to the specific incentive plan group assignment for each of his direct reports, including the other named executive officers. However, Mr. Adams’ incentive group was specified by his employment agreement.

The threshold award opportunities are typically set in the range of one-third to one-half of the target award and the maximum award opportunities are typically set as two times the target award. It is the intent of the Compensation Committee that maximum awards are only paid for truly exceptional performance and goals are set accordingly. The Management Incentive Plan allows for awards to be earned under each plan criterion and plan component, independent of the other criteria.

Huntington annually reviews the award opportunities expressed as a percentage of base salary and actual award amounts for the named executive officers against data from published surveys mentioned above and in the case of Mr. Hoaglin, against the Peer Bank proxy statement information to ensure that the award opportunities align with the competitive market. The opportunities for the executive officers are targeted between the 50th and 75th percentiles of the market data. The level of award opportunity is also reviewed from a total compensation perspective. The award opportunity at target for Messrs. Kimble, Nelson and Benhase was 50% of base salary with a maximum opportunity equal to 100% of base salary. Mr. Hoaglin’s and Mr. Adams’ MIP target was set at 100%, which was the same as the target for Mr. Hoaglin for 2006. When performance goals are met, which means performance is at or above the threshold for any one component, participants are eligible to receive annual cash awards determined as a percentage of base salary earned over the plan year.

The table below shows how each plan component for 2007 is weighted when evaluating each of the named executive officers. For Messrs. Kimble, Nelson and Benhase, the weighting of the corporate components was changed from 2006 in order to place more emphasis on corporate performance.

		Return on	Efficiency	Personal
	EPS	Tangible Equity	Ratio	Performance	Discretionary

Thomas E. Hoaglin	65%	10%	25%	0%	0%
Donald R. Kimble	39	6	15	30	10
Marty E. Adams	65	10	25	0	0
James W. Nelson	39	6	15	30	10
Daniel B. Benhase	39	6	15	30	10

Following the end of each plan year, the Committee determines whether the applicable performance goals have been met. The Committee may include or exclude “extraordinary events” or other factors, events or occurrences in determining whether a performance goal has been achieved. “Extraordinary events” are defined in the MIP plan as:

•	changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results;

•	accruals for reorganization and restructuring programs;

•	special gains or losses in connection with the mergers and acquisitions or on the sale of branches or other significant portions of the company;

•	any extraordinary non-recurring items as described in APB Opinion No. 30 and/or in the MD&A of Financial Condition and Results of Operations appearing or incorporated by reference in the Annual Report on Form 10-K filed with the SEC;

•	losses on the early repayment of debt; or

•	any other events or occurrences of a similar nature as determined by the Committee.

Huntington’s chief executive officer and chief financial officer make recommendations to the Compensation Committee as to the inclusion or exclusion of extraordinary events and other objective events or occurrences. As part of the certification process, the Compensation Committee will make specific inquiries into the relationship between the achievement of the performance goals and any accounting adjustments recommended by management, whose judgments could be affected by financial self-interest. The Compensation Committee meets with representatives of the Audit Committee and obtains input from the third party compensation consultant in making this determination.

The Management Incentive Plan was designed in part to preserve the deductibility of compensation paid to covered officers under Code Section 162(m). Code Section 162(m) limits the deductibility of non-performance based compensation in excess of $1 million that is paid to covered officers. Code Section 162(m) does not prohibit a company from reducing any amount of compensation otherwise payable. As such, the Compensation Committee has the discretion to reduce or eliminate an award that would otherwise be payable under the Management Incentive Plan. Except for identified covered officers, the Compensation Committee may increase individual awards based upon extraordinary circumstances. Notwithstanding the foregoing discussion, the Management Incentive Plan gives the Committee authority to provide compensation that may not be deductible under Code Section 162(m) if the Committee believes that such compensation would serve the best interests of Huntington.

In addition to cash awards under the Management Incentive Plan, the Compensation Committee may also approve discretionary cash bonuses outside this plan to the executive officers as the Compensation Committee deems appropriate, such as for extraordinary performance or for recruitment or retention purposes.

The determination of annual cash incentive awards payable to the named executive officers for 2007 is included in the “Discussion of 2007 Compensation” below.

Long-Term Incentive Compensation

As indicated, equity awards are a critical part of Huntington’s compensation philosophy as they encourage the alignment of senior management’s goals with those of shareholders, with the ultimate goal of increasing overall shareholder value.

Huntington’s 2007 Stock and Long-Term Incentive Plan, referred to as the 2007 Plan, which was approved by the shareholders in 2007, provides for a variety of long-term incentive vehicles. Opportunities are typically awarded in the form of stock options, restricted stock units or stock and cash under the long-term performance awards program under the 2007 Plan. The named executive officers are all eligible for each of these types of awards provided for in the 2007 Plan.

Long-Term Performance Awards

Huntington awards long-term performance awards under the 2007 Stock and Long-Term Incentive Plan. For cycles beginning before 2007, the long-term performance awards program operates under the 2004 Stock and Long-Term Incentive Plan, referred to as the 2004 Plan. The Compensation Committee selects the participants for this program and has limited participation to the most senior executives whose performance is likely to impact Huntington’s long-term strategic goals. Long-term performance awards are based on Huntington’s performance over three-year performance cycles (however the plan allows two, three or four year cycles). These awards are payable in the form of stock, although up to 50% of an award may be paid in cash at the election of the participant.

The Compensation Committee selects the performance criteria and weightings, the performance goals at various levels of performance, and the potential awards for each cycle based on recommendations of Huntington’s management and the input of the compensation consultant. The 2007 Plan provides a list of approved performance criteria from which to choose. For each new cycle, Huntington’s chief executive officer and chief financial officer compile long-term strategic objectives and recommend appropriate performance measures and goals to the Compensation Committee for final approval. The Compensation Committee also solicits input from the Audit Committee and the third party compensation consultant regarding the recommended performance criteria and goals.

The 2005 — 2007 cycle ended on December 31, 2007.  There are currently two other cycles pending under this program, the 2006 — 2008 and 2007 — 2009 cycles. Awards earned under any cycle will be paid in the first quarter of the year following the end of the respective cycle. Typically, a new cycle begins each year as is consistent with market practices and keeps future expectations in line with current expectations. Each cycle is typically three years because that time frame strikes a balance between providing a meaningful long-term award and reasonable goal setting.

The plan performance criteria for the 2005 — 2007 and 2006 — 2008 cycles are the same. They are based on performance goals established for average annual growth in EPS and average ROE over the three-year period. The performance criteria for the 2007 — 2009 cycle include average annual growth in EPS and return on average annual tangible equity (referred to as ROTE) along with a third performance criteria which is average annual efficiency ratio. The chief executive officer and chief financial officer determined that these criteria were the best objective measures of performance for Huntington for the three-year periods. These criteria consider profitability and growth (by reviewing EPS) as well as quality of earnings (by reviewing ROE/ROTE). The 2007 — 2009 cycle focuses more strongly on control of expenses through the efficiency ratio component. The chief executive officer and the chief financial officer recommended to the Compensation Committee for approval the specific goals for each performance criteria under each cycle, taking into consideration the economic outlook for Huntington’s markets and the expected relative performance of peers over the same cycle. The weighting of the performance criteria for potential awards under the three cycles discussed above are set forth in the table below.

	2005-2007 Cycle
Performance Criteria	2006-2008 Cycle	2007-2009 Cycle

EPS Growth	60%	50%
Efficiency Ratio	—	25%
ROE	40%	—
ROTE	—	25%

The award opportunities were established at the beginning of each cycle as a percentage of base salary and set at various levels of performance for plan threshold, target, superior and maximum performance results. The award opportunities as a percentage of base salary are the same for the cycle that just ended and for the current two cycles not yet completed. If performance falls between the established performance goals, the Committee uses straight-line interpolation to determine the appropriate level of earned award. Participants are assigned to one of three incentive groups and award opportunities vary between the three groups. The chief executive officer, due to his role with the company, participates in the highest level incentive group. The chief executive officer recommends to the Compensation Committee the incentive group placement for each of the other participants. Messrs. Kimble, Nelson and Benhase have all been placed in the next highest incentive level below Mr. Hoaglin. Mr. Adams was placed in the highest level incentive group, however, due to his termination he is not eligible to receive any further payments under this program.

The threshold, target, superior and maximum award opportunities for the named executive officers under the 2005 — 2007 cycle and the two current cycles not yet completed are set forth in the table below.

2005-2007 Cycle
2006 - 2008 Cycle
2007 - 2009 Cycle
	Threshhold	Target	Superior	Maximum
	Award	Award	Award	Award
	Opportunity	Opportunity	Opportunity	Opportunity
	(As a	(As a	(As a	(As a
	Percentage of	Percentage of	Percentage of	Percentage of
	Base Salary)	Base Salary)	Base Salary)	Base Salary)

Kimble, Nelson and Benhase	6.25%	25.00%	50.00%	100%
Hoaglin and Adams	7.8%	31.25%	62.5%	125%

For the 2005 — 2007 and the 2006 — 2008 cycles, the maximum awards listed above can be increased by up to 20% if maximum efficiency ratio targets established under the plan for each cycle are achieved or decreased by 10% if the efficiency ratio is worse than target. Awards for the 2007 — 2009 cycle can be increased by up to 20% or decreased by 10% based on the success of the Sky Financial integration, determined on a subjective basis by the Compensation Committee at the end of the cycle. Awards under this plan can only be paid if performance is at or above the threshold levels of performance criteria established for each cycle.

Following the end of each cycle, the Compensation Committee determines whether the applicable performance goals have been met. The Compensation Committee may include or exclude “extraordinary events” or any other factors, events or occurrences in determining whether a performance goal has been achieved. “Extraordinary events” are the same as those used in the Management Incentive Plan and listed above.

Huntington’s chief executive officer and chief financial officer make recommendations to the Compensation Committee as to the inclusion or exclusion of extraordinary events and other objective events or occurrences. As part of the certification process, the Compensation Committee will make specific inquiries into the relationship between the achievement of the performance goals and any accounting adjustments recommended by management, whose judgments could be affected by financial self-interest. The Compensation Committee meets with representatives of the Audit Committee and obtain the input of the third party compensation consultant in making this determination.

The number of shares that can be awarded to a participant is determined by dividing the dollar value of the award by the FMV (see more information on definition of FMV below) of a share of Huntington common stock as of the award date as determined by the Compensation Committee.

The determination of long-term performance awards for the cycle ended December 31, 2007 is discussed under the “Discussion of 2007 Compensation” below.

Equity Awards

Grant Practices

Huntington considers grants of equity awards annually. Huntington provides that the Compensation Committee may designate an effective grant date following the date of the Compensation Committee action. This practice may be followed in the event the Compensation Committee action occurs shortly before an earnings announcement or there exists other material non-public information. The grant date would be set as a date following public dissemination of the material non-public information.

As noted above, Huntington’s equity awards for senior executives consist of a mix of RSUs and stock option grants. The option price for each grant of an option is equal to the FMV of a share on the date the option is granted. Beginning with the 2007

Plan, FMV is defined as the closing price on the date of grant. Prior to the approval of the 2007 Plan, FMV was defined as the average of the high and low stock price on the date of grant. Huntington changed to closing price because Huntington believes that closing price is becoming the new standard for option exercise prices. The 2007 Plan also allows the Compensation Committee discretion to establish such other FMV in good faith using a reasonable method to determine the price at which a share might change hands between a willing buyer and seller.

The Compensation Committee has delegated authority to the chief executive officer to grant stock awards on an as-needed basis such as in the case of new hires or internal promotions or other similar events. The chief executive officer’s authority is limited and all options and restricted stock units granted by the chief executive officer are made consistent with the terms set by the Compensation Committee. Since being given this authority in 2001, the chief executive officer has not exercised his authority to grant stock awards to any executive officers.

Huntington annually compares (a) its level of annual stock option grants relative to outstanding stock options, and (b) the level of outstanding stock options and stock options available for grant relative to its common shares outstanding with similar levels for its Reference and Primary Peers.

To set the appropriate range of opportunity for individual grants, the compensation consultant reviewed the Towers Perrin 2006 Long-Term Incentive Plan Report (mentioned previously), which provides data on grant levels by salary bands and separately for the CEO and advised as to market comparable grant range opportunities. Other published surveys (mentioned previously) are used to determine market practices for positions similar to Huntington’s named executive officers. In addition, annual Peers Proxy Statement grant levels are reviewed for the chief executive officer and chief financial officer.

Mr. Hoaglin makes the recommendations to the Compensation Committee for the number of shares to be awarded to his direct reports, including the named executive officers. Mr. Hoaglin does not make recommendations in regard to his own awards. In addition to the market data mentioned above, previous grant amounts and grants for internal peers are reviewed and factored into the grant decisions. Huntington’s management, with advice from the compensation consultant, based on current market practices, recommends the terms of the stock awards. The recommended grants and terms are then presented to the Compensation Committee for review and approval.

Stock Options and Restricted Stock Units

Beginning in 2006, Huntington revised its equity award practice to substitute one-half of past stock option grant levels with RSUs of equivalent value (1 RSU to 5 stock options). The goals of this program are to attract and retain the talent the Company needs to be successful, align senior management with shareholder interests, promote and encourage stock ownership, reward performance achievements, and maintain simplicity for ease of understanding. Restricted stock has the advantage of reducing share usage, which Huntington thinks is a positive aspect for our shareholders. Huntington believes that the use of stock options and restricted stock units will accomplish the goals established.

Stock options will remain an important part of the long-term incentive compensation strategy for Huntington’s senior executives. The continued use of stock options will encourage participants to focus on increasing Huntington’s stock price as these types of awards only have value if the stock price increases above the option price set at the FMV on the date of grant. As with grants in recent years, the stock options will have a 7-year expiration date and vest equally over three years on each anniversary of grant. Huntington grants both Incentive Stock Options, referred to as ISOs, and Non-statutory Stock Options, referred to as NSOs, to its executive officers as approved by the Compensation Committee. ISOs are typically only granted to the most senior executives as they are most likely to be in the position to take advantage of the long-term capital gains tax benefits.

RSUs provide stronger retention value and create a stronger ownership alignment. The RSUs will fully vest on the third anniversary of the grant provided the executive has been continuously employed through the date of vesting, subject to acceleration on certain terminations of employment and change in control transactions. Upon vesting the RSUs will be paid in shares. As an added benefit to this program with additional retention value, the Compensation Committee approved the accumulation of dividends, which will be paid in cash when the underlying RSUs are paid.

Recipients of stock options and RSUs in 2007 were required to agree to a non-solicitation provision that will remain in effect for one year following termination of employment for any reason. In addition, awards under the 2007 Plan are subject to forfeiture. Except following a change in control, in the event the Compensation Committee determines that a participant has committed a serious breach of conduct (which includes, without limitation, any conduct prejudicial to or in conflict with Huntington or any securities law violations including any violations under the Sarbanes-Oxley Act of 2002), or has solicited or taken away customers or potential customers with whom the participant had contact during the participant’s employment with Huntington, the Compensation Committee may terminate any outstanding award, in whole or in part, whether or not yet vested. If such conduct or activity occurs within three years following the exercise or payment of an award, the Compensation

Committee may require the participant or former participant to repay to Huntington any gain realized or payment received upon exercise or payment of such award. In addition, awards may be forfeited upon termination of employment for cause.

Deferred Compensation

Huntington permits its senior officers to defer receipt of base salary, annual cash awards, RSUs and associated dividends, and long-term performance awards pursuant to the Executive Deferred Compensation Plan, a non-qualified plan. Huntington believes that the Executive Deferred Compensation Plan provides a good vehicle for participants to defer receipt of cash or stock to a time when taxes may be at a more personally beneficial rate and/or to save for long-term financial needs. Amounts deferred will accrue interest, earnings and losses based on the performance of the investment options selected by the participant. The investment options consist of Huntington common stock and a variety of mutual funds and are the same investment options available to all employees under Huntington’s defined contribution plan. Eligibility to participate in this plan is determined by the Compensation Committee from time to time. Each of the named executive officers is eligible to participate.

Amounts payable under the Executive Deferred Compensation Plan are general unsecured obligations of Huntington. Such amounts, as well as any administrative costs relating to the Executive Deferred Compensation Plan, will be paid out of the general assets of Huntington to the extent not paid by a grantor trust. Amounts in this plan that are earned and vested on or after January 1, 2005 are subject to Internal Revenue Code Section 409(a).

The Executive Deferred Compensation Plan is also discussed following the table on Non-Qualified Deferred Compensation 2007 below.

Huntington also offers a supplemental defined contribution plan providing additional salary deferral for officers whose income exceeds the limits established by the Internal Revenue Service for qualified plans. This Supplemental Plan is discussed in greater detail under Benefits below and following the table on Non-Qualified Deferred Compensation 2007.

Benefits

Huntington provides a comprehensive benefits package to its employees. These benefits consist of two qualified retirement plans and a variety of welfare benefits plans described below. Huntington also makes retiree medical coverage and life insurance available to employees satisfying the eligibility requirements for these benefits at they time of their termination of employment.

Huntington’s executive officers are eligible for the same broad based benefits as other employees. In addition, officers nominated by senior management and approved by the Committee are eligible to participate in a supplemental defined contribution plan and a supplemental defined benefit pension plan. The value of these benefits for which an executive is eligible does not impact the decisions with respect to the other components of the executive’s compensation.

Retirement Plans

Huntington maintains a tax qualified 401(k) plan — the Huntington Investment and Tax Savings Plan (HIP) — for employees who are at least age 21 and have at least six consecutive months of service with Huntington. Huntington also maintains the Huntington Bancshares Incorporated Supplemental Stock Purchase and Tax Savings Plan (Supplemental Plan) to provide a supplemental savings program for eligible Huntington employees who are unable to continue to make contributions to HIP for part of the year because they have made the maximum permitted pre-tax deferrals during a calendar year to HIP. The Supplemental Plan is not a tax qualified plan. Additional detail about the Retirement Plan and the Supplemental Plan can be found following the table of Non-Qualified Deferred Compensation 2007 below.

Huntington maintains the Huntington Bancshares Retirement Plan (Pension Plan) for its eligible employees. Huntington also maintains the Huntington Bancshares Incorporated Supplemental Retirement Income Plan (SRIP). The SRIP provides benefits according to the same benefit formula as the Pension Plan, except that benefits under the SRIP are not limited by the compensation and benefit limits of the Internal Revenue Code. Additional detail about the Pension Plan and SRIP is set forth following the Pension Benefits 2007 Table below.

Other benefits

Huntington provides other benefits to executive officers on the same basis that they are provided to employees generally. Other benefits include medical, dental and vision benefits to all eligible employees through its group health plan.

Huntington provides basic group term life insurance coverage at no cost to employees and optional term life insurance and dependent term life insurance at their own expense. Eligible employees may also elect to receive accidental death and dismemberment insurance (AD&D) for themselves and their eligible dependents at their own expense. Huntington also provides business travel life and AD&D insurance coverage to its eligible employees. Huntington provides short and long term disability benefits to its employees at no cost. Other broad based benefits available to eligible employees include health and dependent care flexible spending accounts, and commuter, educational assistance and adoption benefits.

Huntington maintains a transition pay plan that provides benefits based upon an employee’s service with Huntington in the event employment is terminated as a result of his or her position being eliminated due to business or economic conditions or a job reassessment.

In addition to the benefits available to active employees, Huntington provides retiree life insurance and makes retiree medical coverage available to employees who meet the requirements for those benefits at the time their employment terminates.

Fringe Benefits

Huntington offers certain fringe benefits to its more senior officers. The value of fringe benefits received by an executive officer does not impact decisions regarding other components of the executive officer’s compensation. All of the named executive officers who are located at Huntington’s headquarters in downtown Columbus are eligible for paid parking. Huntington also offers an allowance for tax and financial planning to its more senior officers, including the named executive officers, equal to 2% of base salary. For Mr. Hoaglin, Huntington provides security monitoring of his personal residence. Huntington also provides occasional use of a private airplane for Mr. Hoaglin’s personal use.

Executive Agreements

Huntington has entered into change-in-control agreements, referred to as Executive Agreements, with its executive officers which provide certain protections for the executive officers, and thus encourage their continued employment, in the event of any actual or threatened change in control of Huntington. Huntington believes that the definition of change in control used in its Executive Agreements is standard within the financial services industry.

Each executive officer is a party to one of three forms of Executive Agreement. The protections provided by the Executive Agreements include lump-sum severance payments and other benefits, all as further described under “Potential Payments Upon Termination or Change in Control” below.

Huntington believes that its compensation programs, by design and operation, are consistent with its compensation philosophy and business strategy.

The following table sets forth the compensation paid by Huntington and its subsidiaries for the fiscal year ended December 31, 2007 to Huntington’s principal executive officer, principal financial officer, and the three most highly compensated executive officers serving at the end of 2007, other than the principal executive officer and the principal financial officer.
SUMMARY COMPENSATION 2007

							Change in
							Pension
						Non-	Value and
						Equity	Non-
						Incentive	qualified
				Stock	Option	Plan	Deferred	All Other
Name and Principal			Bonus	Awards	Awards	Compen-	Compensation	Compensation
Position(1)	Year	Salary	(2)	(3)	(4)	sation(5)	Earnings(6)	(7)(8)(9)	Total(10)

Thomas E. Hoaglin	2007	870,417	—	353,507	743,571	0	107,648	110,064	2,185,207
Chairman, President and CEO	2006	841,083	—	116,657	856,578	820,477	134,338	67,207	2,836,340
Donald R. Kimble	2007	385,000	—	60,388	191,548	103,950	28,676	14,805	784,367
Chief Financial Officer	2006	370,833	—	19,443	205,114	257,312	28,111	16,465	897,298
Marty E. Adams	2007	362,473	—	5,566,743	369,204	0	24,574	10,936,198	17,259,192
President and COO	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
James W. Nelson	2007	380,000	—	141,612	169,480	94,240	28,880	20,056	834,268
Chief Risk Officer	2006	367,833	—	104,368	156,452	255,230	48,126	18,149	950,158
Daniel B. Benhase	2007	327,833	—	64,274	209,121	104,907	31,138	12,850	750,123
Senior Executive	2006	314,500	—	21,210	286,768	215,079	23,325	17,353	878,235
Vice President and Senior Trust Officer, The Huntington National Bank

(1)	Marty E. Adams served as President and Chief Operating Officer from July 1, 2007 through his retirement on December 31, 2007. Thomas E. Hoaglin held the additional title of President prior to July 1, 2007 and is currently serving as President as well as Chairman and Chief Executive Officer.

(2)	Any cash bonuses paid outside the terms of the Management Incentive Plan would have been reported in this column, however, there were none.

(3)	The amounts in this column are the dollar amounts recognized for financial statement reporting purposes for stock awards in accordance with FAS 123(R), and covers expense related to stock awards granted by Huntington in 2006 and 2007. The assumptions made in the valuation are discussed in Note 16, “Share-Based Compensation” of the Notes to Consolidated Financial Statements for Huntington’s financial statements for the year ended December 31, 2007. The stock awards granted in 2007 and the grant date fair values of these awards are reported in the Grants of Plan Based Awards Table. The amount reported for Mr. Adams reflects the full expense of his stock awards due to acceleration of vesting upon his termination of employment as of December 31, 2007. Any awards paid under the cycle of the long-term incentive award program that ended on December 31, 2007 would have been reported in this column, however, there were no awards for this cycle.

(4)	The amounts in this column are the dollar amounts recognized for financial statement reporting purposes for awards of stock options in accordance with FAS 123R, and covers expense related to stock options granted for the three years ended December 31, 2006 or December 31, 2007, as applicable. The assumptions made in the valuation are discussed in Note 16, “Share-Based Compensation” of the Notes to Consolidated Financial Statements for Huntington’s financial statements for the year ended December 31, 2007. The stock option awards granted in 2007 and the grant date fair values of these awards are reported in the Grants of Plan Based Awards Table. The amount reported for Mr. Adams reflects the full expense of his stock option awards due to acceleration of vesting upon his termination of employment as of December 31, 2007.

(5)	The amounts in this column are the amounts of annual cash incentive awards earned under the Management Incentive Plan.

(6)	The figures in this column are the change in the actuarial present value of each named executive officer’s accumulated benefit under two defined benefit and actuarial pension plans: the Retirement Plan and the Supplemental Retirement Income Plan, referred to as the SRIP. The actuarial present values are determined as of September 30, the pension plan measurement date used for financial statement reporting purposes. The change in the present value for 2007 is detailed below. Additional detail about Huntington’s defined benefit and actuarial pension plans is set forth in the discussion following the table of Pension Benefits 2007 below. There were no above-market or preferential earnings on non-qualified deferred compensation.

	Change in Present	Change in Present
	Value	Value
Name	Retirement Plan	SRIP	Total

Mr. Hoaglin	$27,658	$79,990	$107,648
Mr. Kimble	13,378	15,298	28,676
Mr. Adams	4,437	20,137	24,574
Mr. Nelson	12,984	15,896	28,880
Mr. Benhase	15,297	15,841	31,138

(7)	This column includes contributions by Huntington for each of the named executive officers to two defined contribution plans: the Huntington Investment and Tax Savings Plan, referred to as HIP, and the Huntington Supplemental Stock Purchase and Tax Savings Plan. The contributions to each plan for 2007 are detailed below.

	Amounts Contributed	Amounts Contributed
Name	to HIP	to SSPP	Total

Mr. Hoaglin	$9,000	$27,608	$36,608
Mr. Kimble	9,000	5,805	14,805
Mr. Adams	7,760	0	7,760
Mr. Nelson	9,000	8,913	17,913
Mr. Benhase	9,000	3,850	12,850

(8)	This column also includes perquisites and personal benefits for Messrs. Hoaglin and Adams. Perquisites and personal benefits for Mr. Hoaglin totaled $73,456 and included $57,750 which was the incremental cost to Huntington for Mr. Hoaglin’s occasional personal use of a private plane. The incremental cost consisted of charges for crew, landing and parking, fuel and oil, maintenance and repairs, supplies, radio maintenance and repairs, and outside services. Other perquisites and personal benefits for Mr. Hoaglin included financial planning, executive parking and security monitoring of his personal residence. Perquisites and personal benefits for Mr. Adams totaled $26,040 and consisted of financial planning, executive parking and temporary lodging. Perquisites and personal benefits for each of the other named executive officers did not exceed $10,000 and are not included.

(9)	For Mr. Adams this column also includes $4,000,000 paid to him upon the merger with Sky Financial pursuant to the terms of his employment agreement, and $54,801 of dividends paid on the unvested shares of restricted stock granted upon the merger. This column also includes a $6,841,430 cash payment accrued in connection with his termination as of December 31, 2007. Additional detail about payments and benefits in connection with Mr. Adams’ termination are set forth below under “Potential Payments Upon Termination or Change in Control”.

(10)	This column shows the total of all compensation for the fiscal year as reported in the other columns of this table.

GRANTS OF PLAN-BASED AWARDS 2007

										All Other
										Stock	All Other
										Awards:	Option
						Estimated Future Payouts				Number of	Awards:	Exercise or	Grant Date
			Estimated Possible Payouts			Under Equity Incentive				Shares of	Number of	Base Price	Fair Value
		Date of	Under Non-Equity Incentive Plan Awards(1)			Plan Awards(2)				Stock or	Securities	of Option	of Stock
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Superior	Maximum	Units	Under-Lying	Awards	and Option
Name	Date	Action	($)	($)	($)	($)	($)	($)	($)	(#)(3)(4)	Options(#)(5)	($/Sh)(6)	Awards($)(7)

Thomas E. Hoaglin			435,209	870,417	1,740,834
	02/20/2007	02/20/2007				69,498	278,438	556,875	1,113,750
	07/23/2007	07/17/2007								33,000			660,330
	07/23/2007	07/17/2007									165,000	20.01	461,505
Donald R. Kimble			73,920	192,500	385,000
	02/20/2007	02/20/2007				24,188	96,750	193,500	387,000
	07/23/2007	07/17/2007								6,000			120,060
	07/23/2007	07/17/2007									30,000	20.01	83,910
Marty E. Adams			181,237	362,473	724,946
	07/17/2007	07/17/2007				47,125	188,802	377,604	755,208
	07/01/2007	06/20/2007								221,569			5,038,479
	07/23/2007	07/17/2007								26,400			528,264
	07/23/2007	07/17/2007									132,000	20.01	369,204
James W. Nelson			72,960	190,000	380,000
	02/20/2007	02/20/2007				23,875	95,500	191,000	382,000
	07/23/2007	07/17/2007								4,500			90,045
	07/23/2007	07/17/2007								4,998			100,010
	07/23/2007	07/17/2007									22,500	20.01	62,933
Daniel B. Benhase			62,944	163,917	327,833
	02/20/2007	02/20/2007				20,625	82,500	165,000	330,000
	07/23/2007	07/17/2007								6,000			120,060
	07/23/2007	07/17/2007									30,000	20.01	83,910

(1)	Each of the named executive officers participated in the 2007 cycle of the Management Incentive Plan. The award opportunities presented in the table are based on salaries earned in 2007. Awards are paid in cash. Actual awards paid for 2007 are reported in the Summary Compensation Table.

(2)	On February 20, 2007, the Compensation Committee selected Messrs. Hoaglin, Kimble, Nelson and Benhase to participate in a long-term incentive award cycle beginning on January 1, 2007 and ending on December 31, 2009, under the 2007 Stock and Long-Term Incentive Plan. The Committee selected Mr. Adams as a participant for this cycle following his joining Huntington on July 1, 2007. The award opportunities are determined in dollar amounts and are presented in the table based on salaries as of December 31, 2007. Mr. Adams’ potential award opportunity was prorated from the date he was added as a participant. An award is payable in shares of common stock equal to the value of the award, except a participant may elect to receive up to 50% of his or her award in cash.

(3)	The Compensation Committee awarded RSUs with a grant date of July 23, 2007 to each of the named executive officers. Each RSU award has a three-year vesting period, except the award to Mr. Nelson for 4,998 RSUs had a six-month vesting period.

(4)	In addition to RSUs for 26,400 shares, Mr. Adams also received a grant of 221,569 restricted shares per the terms of his employment agreement. The terms of the award provided that the restricted stock would vest in equal monthly installments at the end of each calendar month through December 31, 2009, subject to acceleration on certain terminations of employment and change in control transactions.

(5)	The Compensation Committee awarded stock options with a grant date of July 23, 2007 to each of the named executive officers. These stock options vest in three equal annual increments beginning one year from the date of grant.

(6)	Each stock option reported has a per share exercise price equal to the closing price of a share of Huntington common stock on July 23, 2007, as recorded on the Nasdaq Stock Market.

(7)	The amounts in this column are the grant date fair values of the awards of RSUs, stock options, and Mr. Adams’ restricted stock reported in the table computed in accordance with FAS 123(R).

Discussion of 2007 Compensation

During 2007, the Compensation Committee considered and made decisions with respect to base salaries and approved grants of equity awards. Following the end of the year, the Compensation Committee also reviewed Huntington’s 2007 performance against applicable performance goals under the Management Incentive Plan. Although corporate performance goals were not met, the Compensation Committee considered and determined annual cash incentive awards under personal performance and discretionary components of the Management Incentive Plan. The Compensation Committee also reviewed Huntington’s performance against the applicable performance goals for the Long-Term Incentive Plan award cycle that ended on December 31, 2007 and determined that no awards would be paid for the cycle.

As noted above, Mr. Hoaglin has an employment agreement which provides for a minimum base salary and that he will participate in Huntington’s incentive plans and other benefits afforded to executive officers. Although Mr. Adams terminated employment as of December 31, 2007, during his tenure with Huntington, Mr. Adams’ employment agreement provided that his base salary and incentive awards would be no less than 80% of Mr. Hoaglin’s. The determination of Mr. Adams’ base salary and equity awards are discussed below. Mr. Adams was named a participant under the 2007 cycle of the Management Incentive Plan. Mr. Adams was not a participant in the Long-Term Incentive Plan award cycle that ended on December 31, 2007, however, upon his termination of employment, he became entitled to certain payments calculated pursuant to the terms of his employment agreement, as described under “Potential Payments Upon Termination or Change in Control” below.

Base Salary

At its February 2007 meeting, the Compensation Committee approved base salary increases of 3.20%, 3.24% and 4.10% for each of Messrs. Kimble, Nelson and Benhase, respectively, effective March 1, 2007. These increases were determined based on the chief executive officer’s evaluation of each officer’s individual performance. These increases were consistent with the goal of maintaining salaries between the 50th and 75th percentile of the market survey data utilized with respect to commercial banks.

The Compensation Committee met in June 2007 to determine an appropriate salary for Mr. Adams in his role as president and chief operating officer, effective July 1, 2007. The compensation consultant provided the Compensation Committee with proxy statement data regarding second highest-ranking officers for the Primary and Reference Peers and published survey data. Mr. Adams’ base salary as chief executive officer at Sky ($814,000) was above the market median for a chief operating officer for an organization the size of Huntington post-merger. The compensation consultant advised the Compensation Committee, however, that they should also consider that Mr. Adams was the designated successor to Mr. Hoaglin. In addition, at the time

Mr. Adams’ salary was determined, the Compensation Committee had not yet performed Mr. Hoaglin’s annual salary review and therefore the amount that would be 80% of Mr. Hoaglin’s salary for 2008 was not yet known. Based on these factors, the Compensation Committee set Mr. Adams’ salary at $725,000.

The Compensation Committee reviewed Mr. Hoaglin’s salary in October 2007. The Compensation Committee was presented with material prepared by the consultant related to Mr. Hoaglin’s total compensation. The first analysis that the consultant provided compared Huntington’s full year 2006 performance based on various common performance metrics (such as the percentage change in EPS, return on average assets, return on average equity, 3-year total return, the efficiency ratio and deposit growth) against our 11 Primary Peers and 2 Reference Peers. A composite of the average rankings for these performance metrics showed Huntington to be in the 2nd quartile of performance against the Peer Group.

The consultant also provided analysis of recent proxy statements for the Primary and Reference Peers and provided analysis of various components of Mr. Hoaglin’s compensation that related to salary adjustments. In addition to the data from recent proxy statements, the analysis included 2006 published survey data along with the consultant’s assessment of the competitiveness of Mr. Hoaglin’s compensation. The consultant concluded that Mr. Hoaglin’s base salary was below the peer and survey data medians estimated for 2007.

The Compensation Committee approved a 3.0% increase in Mr. Hoaglin’s base salary which increased his salary from $865,000 to $891,000, effective October 16, 2007. The increase was in recognition of 1) Mr. Hoaglin’s leadership in the completion of the acquisition of Sky Financial effective July 1, 2007, which increased Huntington’s asset size by approximately 55% and included the conversion of over 400,000 retail and over 50,000 business customers and the addition of 3500 employees; and 2) the market data.

Annual Cash Incentive Awards

The three components for the 2007 Management Incentive Plan cycle tied to overall corporate performance were EPS, ROTE and the efficiency ratio. Huntington’s actual results for 2007 for EPS and ROTE were below the threshold level of performance, and the efficiency ratio was higher (worse) than the threshold level of performance. Even after consideration of adjustments for “extraordinary events” impacting 2007 performance, none of the corporate performance targets or threshold levels for 2007 was met.

The target, threshold and maximum goals and the actual values for the performance criteria are set forth in the table below.

			Efficiency
	EPS	ROTE	Ratio

Threshold	$1.85	20.0%	54.7%
Target	1.89	20.6	54.1
Maximum	1.95	21.5	52.9
2007 Actual	0.25	4.0	62.5
2007 Adjusted	1.50	18.6	55.1

Since Mr. Hoaglin’s award potential was based entirely on the corporate performance criteria, weighted 65% for EPS, 10% for ROTE and 25% for efficiency ratio, Mr. Hoaglin did not receive an annual cash incentive award under the Management Incentive Plan.

As noted above, the potential awards for each of Messrs. Kimble, Nelson and Benhase included both personal performance (30%) and discretionary (10%) components in addition to the corporate performance criteria. Mr. Hoaglin evaluated personal performance for each of these executives based on observable results against agreed upon annual goals and determined an overall performance rating against five established levels of performance, and recommended an award based on that assessment for the plan’s discretionary component. Mr. Hoaglin also recommended that potential awards for executive officers based on these components be reduced by an amount between 20% and 25% due to the overall performance of the company. The Compensation Committee considered Mr. Hoaglin’s evaluations and recommendations and approved an award for each of Mr. Kimble, Mr. Nelson and Mr. Benhase. These awards were calculated based on the personal performance and discretionary components of their potential awards and then reduced by the Compensation Committee pursuant to its discretion under the terms of the Management Incentive Plan. Target awards would have been equal to 50% of base salary; actual awards paid to Messrs. Kimble, Nelson and Benhase were equal to 27.0%, 24.8% and 32.0% of base salary, respectively. The dollar amount of the award for each executive officer is reported under the “Non-Equity Incentive Plan Compensation” column of the table of Summary Compensation.

Long-Term Incentive Compensation

Long-Term Performance Awards

The 2005 — 2007 cycle of the Long-Term Incentive Awards program, which is discussed in detail above in the “Compensation Discussion and Analysis”, ended December 31, 2007. No awards were earned or paid under this cycle.

The goals for this cycle, which were established February 15, 2005, were based on average annual growth in EPS over the cycle with a baseline adjusted EPS of $1.65 and average annual ROE over the cycle, with the entire award subject to adjustment based on Huntington’s efficiency ratio performance in 2007.

The target, reported and adjusted values for performance criteria are set forth in the table below.

	Average Annual	Average Annual
	EPS Growth	ROE

Threshold	8.0%	17.0%
Target	10.0	18.0
Superior	12.0	19.5
Maximum	14.0	21.0
Actual for Cycle	(28.5)	11.9
Adjusted for Cycle	(0.6)	13.6

If awards were earned by achieving EPS and ROE performance goals above the threshold level, such awards could be adjusted upward by 10% if Huntington achieved an efficiency ratio of 51.0% or lower (better) or 20% with achievement of an efficiency ratio of 50.0% or lower.

Huntington’s actual EPS decline averaged 28.5% for the cycle, which was under the established plan threshold for growth of 8.0%. Huntington also calculated EPS growth with considerations for adjustments for extraordinary events over the cycle as determined against actual adjustments made for the Management Incentive Plan, which occurred in the same years as the years included in this cycle. The overall average for the adjusted EPS decline for the cycle was 0.6%, which was below the level required to receive an award under this program.

The three-year average performance result established for ROE was 11.9% for reported ROE and 13.6% for adjusted ROE with both figures also coming in under the 17% threshold needed to generate awards.

No adjustment for the efficiency ratio was calculated since no awards were earned based on the other criteria.

Stock Options and Restricted Stock Awards

Stock award recommendations made by management and Mr. Hoaglin were presented to the Compensation Committee at its July 2007 meeting. Prior to reviewing the recommendations, the Compensation Committee reviewed and discussed metrics presented by the consultant related to Huntington’s stock usage compared to the Reference Peers and Primary Peers. Huntington, based on past grants, remains close to or below the median of its peers in areas related to dilution, overhang and run-rate levels.

The Compensation Committee reviewed and approved stock grants effective July 23, 2007. Each named executive officer received a combination of stock options and RSUs. As reported in the table of Grants of Plan-Based Awards above, Mr. Kimble was granted 30,000 stock options and 6,000 RSUs, Mr. Nelson was granted 22,500 stock options and 9,498 RSUs, and Mr. Benhase was granted 30,000 stock options and 6,000 RSUs.

The Compensation Committee was provided with market data from the Reference Peers and Primary Peers which provided a total compensation view of Mr. Hoaglin’s compensation in comparison to the selected group and the published survey data. The market analysis showed Mr. Hoaglin’s annualized LTI opportunity to be below market medians. The Compensation Committee considered the information provided and approved a grant of 165,000 stock options and 33,000 RSUs to Mr. Hoaglin which was equal to his 2006 grant. The Compensation Committee also reviewed the same types of market data for Mr. Adams, whose employment agreement provided that his award would be no less than 80% of the value of Mr. Hoaglin’s award. The data showed that at 80% of Mr. Hoaglin’s LTI opportunity, Mr. Adams’ long-term incentive opportunity would be consistent with the published survey median market practices and would be low compared to the Peer Group market practice. The Compensation Committee approved a grant to Mr. Adams of 132,000 stock options and 26,400 RSUs.

All of the above stock options were granted at an option price of $20.01 (the closing price of a share of Huntington common stock on the date of grant) and will become exercisable in three equal annual installments beginning on the first anniversary of grant. The options will be exercisable for a period of seven years from date of grant. The grant date fair market value of the RSUs was based on the closing price of a share of Huntington common stock on the date of grant. The RSUs will generally vest on the third anniversary after grant and will be paid in shares. Dividends will accumulate over the vesting period and be paid in cash at the same time as the underlying RSUs are paid.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2007

	Option Awards						Stock Awards
									Equity
			Equity					Equity	Incentive
			Incentive					Incentive	Plan Awards:
			Plan					Plan Awards:	Market or
	Number of	Number of	Awards:			Number of	Market	Number of	Payout Value
	Securities	Securities	Number of			Shares or	Value of	Unearned	of Unearned
	Underlying	Underlying	Securities			Units of	Shares or	Shares,	Shares, Units,
	Unexercised	Unexercised	Underlying			Stock That	Units of Stock	Unites or Other	or Other
	Options(#)	Options(#)	Unexercised	Option	Option	Have not	That Have	Rights That	Rights That
	Exercisable	Unexercisable	Unearned	Exercise	Expiration	Vested (#)	not Vested ($)	Have not	Have not
Name	(1)	(1)	Options (#)	Price($)	Date	(2)	(3)	Vested (#)	Vested ($)(5)

Thomas E. Hoaglin	400,000	0		$15.0650	2/21/2011	33,000	$487,080		$278,438
	400	0		17.9900	9/4/2011	33,000	487,080		278,438
	96,600	0		17.9200	2/13/2012				278,438
	300,000	0		18.1500	7/16/2012
	300,000	0		20.4075	7/15/2013
	198,452	101,548		21.5300	10/18/2012
	53,572	111,428		23.3400	7/18/2013
	0	165,000		20.0100	7/23/2014

Donald R. Kimble	50,000	0		23.0300	7/8/2011	5,500	81,180		96,750
	33,334	16,666		24.6500	7/19/2012	6,000	88,560		96,750
	7,739	19,761		23.3400	7/18/2013				96,750
	0	30,000		20.0100	7/23/2014

Marty E. Adams(4)	1,914	0		21.9300	1/1/2008	0	0
	1,914	0		21.9300	1/1/2008
	65,671	0		19.1900	11/18/2008
	14,420	0		17.3400	12/30/2008
	18,539	0		14.8400	12/30/2009
	54,274	0		13.9700	1/19/2010
	21,709	0		12.5300	9/20/2010
	12,149	0		13.5800	12/29/2010
	61,675	0		13.6200	3/21/2011
	9,919	0		16.4900	12/31/2011
	92,512	0		17.8300	3/20/2012
	92,512	0		16.0700	2/19/2013
	164,055	0		20.6400	3/17/2014
	47,798	0		22.5400	2/16/2015
	52,423	0		21.3600	2/16/2016
	132,000	0		20.0100	7/23/2014

James W. Nelson	40,000	0		24.165000	11/9/2011	4,000	59,040		95,500
	20,630	14,370		24.6500	7/19/2012	4,500	66,420		95,500
	5,239	14,761		23.3400	7/18/2013	4,998	73,770		95,500
	0	22,500		20.01	7/23/2014

Daniel B. Benhase	25,000	0		17.1875	8/16/2010	6,000	88,560		82,500
	13,000	0		15.0650	2/21/2011	6,000	88,560		82,500
	50,000	0		14.8500	5/16/2011				82,500
	400	0		17.9900	9/4/2011
	60,000	0		18.1500	7/16/2012
	60,000	0		20.4075	7/15/2013
	55,000	0		23.0300	7/8/2011
	33,963	21,037		24.6500	7/19/2012
	8,572	21,428		23.3400	7/18/2013
	0	30,000		20.0100	7/23/2014

(1)	The dates when each outstanding stock option award becomes fully vested are set forth in the table below.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options(#)	Options(#)
Name	Exercisable	Unexercisable	Vesting Date

Thomas E. Hoaglin	400,000	0	2/21/2002
	400	0	10/7/2004
	96,600	0	2/13/2002
	300,000	0	7/16/2005
	300,000	0	7/15/2006
	198,452	101,548	10/18/2008
	53,572	111,428	7/18/2009
	0	165,000	7/23/2010
Donald R. Kimble	50,000	0	7/8/2007
	33,334	16,666	7/19/2008
	7,739	19,761	7/18/2009
	0	30,000	7/23/2010
Marty E. Adams	1,914	0	1/1/2001
	1,914	0	1/1/2001
	65,671	0	11/18/2003
	14,420	0	12/30/1998
	18,539	0	12/30/1999
	54,274	0	1/19/2005
	21,709	0	9/20/2005
	12,149	0	12/29/2000
	61,675	0	3/21/2001
	9,919	0	12/31/2001
	92,512	0	3/20/2002
	92,512	0	2/19/2003
	164,055	0	3/17/2004
	47,798	0	2/16/2005
	52,423	0	2/16/2006
	132,000	0	12/31/2007
James W. Nelson	40,000	0	11/9/2007
	20,630	14,370	7/19/2008
	5,239	14,761	7/18/2009
	0	22,500	7/23/2010
Daniel B. Benhase	25,000	0	8/16/2003
	13,000	0	2/21/2001
	50,000	0	5/16/2004
	400	0	10/7/2004
	60,000	0	7/16/2005
	60,000	0	7/15/2006
	55,000	0	7/8/2007
	33,963	21,037	7/19/2008
	8,572	21,428	7/18/2009
	0	30,000	7/23/2010

(2)	The dates when each stock award vests are set forth in the table below.

	Stock Awards
	Number of Shares
	or Units of Stock
Name	That Have not Vested	Vesting Date

Thomas E. Hoaglin	33,000	7/18/2009
	33,000	7/23/2010
Donald R. Kimble	5,500	7/18/2009
	6,000	7/23/2010
Marty E. Adams	0	N/A
James W. Nelson	4,000	7/18/2009
	4,500	7/23/2010
	4,998	1/23/2008
Daniel B. Benhase	6,000	7/18/2009
	6,000	7/23/2010

(3)	The market value was determined by multiplying the closing price of a share of Huntington common stock on December 31, 2007 ($14.76) by the number of shares.

(4)	The first 15 stock option grants reported for Mr. Adams, totaling 711,484 option shares, were awarded to him previously by Sky Financial or its predecessors and were fully vested at the time of merger. These stock options, along with all other outstanding Sky Financial employee and director stock options, converted to Huntington stock options upon the merger effective July 1, 2007. Pursuant to the terms of Mr. Adam’s employment agreement, all of his stock options and stock awards received from Huntington vested upon his termination of employment as of December 31, 2007.

(5)	This column reflects target award opportunities under the 2005 — 2007 cycle, the 2006 — 2008 cycle and the 2007 — 2009 cycle of the long-term incentive program, based on salaries as of December 31, 2007. These cycles end on December 31 of 2007, 2008 and 2009, respectively. Awards are payable in the form of stock, although up to 50% of an award may be paid in cash at the election of the participant.

Option Exercises and Stock Vested
2007

	Option Awards		Stock Awards
		Value		Value
	Number of Shares	Realized on	Number of Shares	Realized on
	Acquired on	Exercise	Acquired on Vesting	Vesting
Name	Exercise(#)	($)	(#)	($)

Thomas E. Hoaglin	0	0	0	0
Donald R. Kimble	0	0	0	0
Marty E. Adams(1)	0	0	221,569	$3,367,780
			26,400	389,664
James W. Nelson	0	0	4,285	99,391
Daniel B. Benhase	0	0	0	0

(1)	Pursuant to Mr. Adams’ Employment Agreement, he received an award of restricted stock as of July 1, 2007, for 221,569 shares of Huntington common stock. The terms of the award provided that the restricted stock would vest in equal monthly installments at the end of each calendar month through December 31, 2009, subject to acceleration on certain terminations of employment and change in control transactions. Mr. Adams also received an award of RSUs on July 23, 2007 for 26,400 units. Per the terms of Mr. Adams’ Employment Agreement, all of the unvested restricted stock award shares and the restricted stock units vested as of December 31, 2007, the date of his termination. The RSUs will be paid to Mr. Adams in July 2008 pursuant to Internal Revenue Code 409A.

Huntington maintains two plans under which executive officers may defer compensation on a non-qualified basis: the Supplemental Stock Purchase and Tax Savings Plan, referred to as the Supplemental Plan, and the Executive Deferred Compensation Plan, referred to as the EDCP. For each named executive officer, information about participation in the Supplemental Plan is contained in the first row of data and information about participation in the EDCP is contained in the second row of data.

NONQUALIFIED DEFERRED COMPENSATION
2007

		Registrant
	Executive	Contributions in	Aggregate Earnings	Aggregate	Aggregate Balance
	Contributions in	Last Fiscal Year	in Last Fiscal	Withdrawals/	at Last Fiscal Year
Name	Last Fiscal Year($)	($)(1)	Year($)	Distributions($)	End($)(2)

Thomas E. Hoaglin
Supplemental Plan	34,510	27,608	(128,315)	0	272,531
EDCP	738,429	N/A	(470,985)	0	2,650,995
Donald R. Kimble
Supplemental Plan	8,707	5,805	(11,033)	0	31,609
EDCP	0	N/A	0	0	0
Marty E. Adams
Supplemental Plan	0	0	0	0	0
EDCP	0	N/A	0	0	0
James W. Nelson
Supplemental Plan	33,425	8,913	(29,369)	0	79,864
EDCP	343,707	N/A	55,574	0	948,124
Daniel B. Benhase
Supplemental Plan	4,812	3,850	(20,167)	0	45,098
EDCP	0	N/A	0	0	0

(1)	Contributions made by Huntington for the named executive officers and reported in this column are also reported in the Summary Compensation Table under “All Other Compensation”. See footnote number 7 to the Summary Compensation Table.

(2)	The year-end balances in this column reflect Huntington contributions made and reported as compensation for the named executive officers in Summary Compensation Tables from prior years under “All Other Compensation” as follows:

Thomas E. Hoaglin	$128,151
Donald R. Kimble	11,058
Marty E. Adams	0
James W. Nelson	13,850
Daniel B. Benhase	10,783

The purpose of the Supplemental Plan is to provide a supplemental savings program for eligible Huntington employees who are unable to continue to make contributions to the Huntington Investment and Tax Savings Plan, a tax qualified 401(k) plan referred to as HIP for part of the year because the individual has: (I) contributed the maximum amount permitted by the Internal Revenue Service for the calendar year ($15,500 in 2007); or (II) received the maximum amount of compensation permitted to be taken into account by the Internal Revenue Service for the calendar year ($225,000). HIP and the Supplemental Plan work together. When an employee elects to participate in HIP, he or she designates the percentage between 1% and 75% of base pay on a pre-tax basis that is to be contributed to HIP. Contributions to HIP are automatically deducted from the employee’s pay and then allocated to a HIP account. Huntington then matches all or a portion of the contributions to HIP according to the following formula: Huntington will match 100% on the dollar up to the first 3% of base compensation deferred and then 50% on the dollar on the next 2% of base compensation deferred. The Supplemental Plan generally works the same way. When a participant elects to participate in the Supplemental Plan, he designates the percentage of base pay that is to be contributed to the Supplemental Plan — between 1% and 75% of base pay. All contributions to the Supplemental Plan must be on a pre-tax basis. Huntington then matches all or a portion of the contributions according to the same formula used by HIP. Under HIP employees can invest their contributions and the Huntington matching contributions in any of 20 investment alternatives. Under the Supplemental Plan, employee pre-tax contributions and the Huntington match will be invested in Huntington common stock, and dividends paid on Huntington common stock will be reinvested in Huntington common stock.

A participant cannot receive a distribution of any part of his account in the Supplemental Plan until his employment terminates. Once employment terminates, the account in the Supplemental Plan is required to be distributed to the participant. All distributions from the Supplemental Plan are made in shares of Huntington common stock and are subject to federal and state income tax withholding.

The EDCP provides senior officers designated by the Compensation Committee the opportunity to defer up to 90% of base salary, annual bonus compensation and certain equity awards, and up to 100% of long-term incentive awards. An election to defer can only be made on an annual basis and is irrevocable. Huntington makes no contributions to the EDCP; all contributions to this plan consist of compensation deferred by the participants. Deferrals of common stock are held as common stock until distribution. Cash amounts deferred will accrue interest, earnings and losses based on the performance of the investment option selected by the participant. The investment options consist of Huntington common stock and a variety of mutual funds and are the same investment options available under HIP. The participant can make changes as frequently as monthly on the chosen investment options for cash deferrals.

At the time of the initial deferral election, a participant elects the method and timing of account distribution in the event of termination or retirement. Accounts distributed upon termination or retirement may be distributed in a single lump sum payment or in substantially equal installments. A participant may request a hardship withdrawal prior to termination or retirement. In addition, for amounts earned and vested on or before December 31, 2004, a participant may obtain an in-service withdrawal subject to a 10% penalty and suspension of future contributions for at least 12 months. Cash that is deferred is paid out in cash, except that any cash that is invested in Huntington common stock at the time of distribution is distributed in shares. Huntington common stock that is deferred is distributed in kind.

The table below sets forth the rate of return for the one-year period ending December 31, 2007 for each of the investment options under the EDCP.

Europacific Growth Fd CI R-4	18.87%
Huntington Bancshares Incorporated Common Stock	(37.43)
Huntington Dividend Capture Fd	(6.91)
Huntington Fixed Inc Sec Fd IV	6.23
Huntington Growth Fund IV	15.93
Huntington Income Equity Fd IV	1.90
Huntington Inter Gov Inc Fd IV	6.58
Huntington Intl Equity Fd IV	17.06
Huntington Macro 100 Fund IV	(3.12)
Huntington Mid-Corp America Fd IV	7.79
Huntington Money Market Fd IV	4.37
Huntington New Economy Fd IV	12.19
Huntington Rotating Mkts Fd IV	8.67
Huntington Short Int Fx Fd IV	4.79
Huntington Situs Small Cap Fd IV	9.95
Managers Special Equity Fd	(0.59)
T Rowe Price Mid-Cap Growth	17.65
T Rowe Small Cap Stock Fd Adv	(1.96)
Vanguard Institutional Index Fd	5.47
Vanguard Wellington Fd Adm	8.48

The table below presents the actuarial present value of each named executive officer’s accumulated benefit as of September 30, 2007 under Huntington’s Retirement Plan and Huntington’s Supplemental Retirement Income Plan, known as the SRIP. September 30 is the pension plan measurement date used for financial statement reporting purposes with respect to Huntington’s audited financial statements for fiscal year 2007.

PENSION BENEFITS
2007

		Number of	Present Value of	Payments
		Years of	Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)

Thomas E. Hoaglin	Retirement Plan	6.6667	142,911	0
	Supplemental Retirement Income Plan	6.6667	605,483	0
Donald R. Kimble	Retirement Plan	3.3333	39,941	0
	Supplemental Retirement Income Plan	3.3333	50,495	0
Marty E. Adams(3)	Retirement Plan	0.2500	4,437	0
	Supplemental Retirement Income Plan	0.2500	20,137	0
James W. Nelson	Retirement Plan	2.9167	34,838	0
	Supplemental Retirement Income Plan	2.9167	42,168	0
Daniel B. Benhase	Retirement Plan	7.3333	83,841	0
	Supplemental Retirement Income Plan	7.3333	77,494	0

(1)	Years of credited service reported in the table are equal to actual years of service as of the pension plan measurement date, September 30, 2007.

(2)	The valuation method used to determine the benefit figures shown, and all material assumptions applied, are discussed in Footnote 18 of Huntington’s Notes to Consolidated Financial Statements contained in the Annual Report for the fiscal year ended December 31, 2007.

(3)	Because Mr. Adams was age 55 and had more than 10 years of vesting service upon his termination of employment effective December 31, 2007, he became eligible for early retirement benefits under the Retirement Plan and the SRIP. In addition, under the terms of Mr. Adams’ Employment Agreement, the benefit he became eligible for under the SRIP was increased to reflect additional service, age and compensation. For additional detail about amounts and benefits due to Mr. Adams upon his termination, see “Potential Payments Upon Termination or Change-in-Control” below.

An employee becomes a participant in the Retirement Plan on the January 1 or July 1 following the date he or she attains age 21 and completes one year of service. An employee who: (a) is a participant in the Retirement Plan; (b) has been nominated by the Compensation Committee; and (c) earns compensation in excess of the limitation imposed by Internal Revenue Code Section 401(a)(17) or whose benefit exceeds the limitation of Code Section 415(b), is eligible to participate in the SRIP. In addition, employees whose final benefits under the Retirement Plan are reduced due to elective deferral of compensation under the Huntington Executive Deferred Compensation Plan are also eligible to participate in the SRIP.

Benefits under both the Retirement Plan and the SRIP are based on levels of final average compensation and years of credited service. Benefits under the SRIP, however, are not limited by Code Sections 401(a)(17) and 415. Code Section 401(a)(17) limits the annual amount of compensation that may be taken into account when calculating benefits under the Retirement Plan. For 2007, this limit was $225,000. Code Section 415 limits the annual benefit amount that a participant may receive under the Retirement Plan. For 2007, this amount was $180,000.

The compensation covered for these named executive officers by the Retirement Plan and the SRIP is the average of the total paid, in the five consecutive highest years of the executive officer’s career with Huntington, of base salary and 50% of bonus. Bonuses are taken into account for the year in which paid rather than earned. The maximum years of credited service recognized by the Retirement Plan and the SRIP is forty. The number of years of credited service reported in the table is equal to the actual years of service with Huntington. The Pension Review Committee may however, in its discretion, approve additional years of credited service in addition to those actually earned by a participant for the purposes of determining benefits under the SRIP.

Benefit figures shown are computed on the assumption that participants retire at age 65, the normal retirement age specified in the plans. The normal form of benefit under both the Retirement Plan and the SRIP is a life annuity. The Retirement Plan offers additional forms of distribution that are actuarially equivalent to the life annuity. As required by federal law, if a participant is married at the time his or her benefit commences, the participant must commence benefits in the form of a qualified joint and 50% survivor annuity unless the participant’s spouse consents to another form of distribution. In addition to various annuity forms of distribution, the Retirement Plan permits distribution in the form of a single lump sum under either of the following two circumstances: (I) the present value of the participant’s accrued benefit is less than $10,000; or (II) the participant terminates employment, is eligible for early or normal retirement, and elects to receive a lump sum distribution within 45 days of being notified of its availability.

None of the named executive officers was eligible for early retirement under either the Retirement Plan or the SRIP except Mr. Adams. Mr. Adams became eligible for early retirement under the Retirement Plan and the SRIP upon his termination of employment in December 2007. A participant who is at least fifty-five years of age with at least ten years of vesting service may retire and receive an early retirement benefit reduced to reflect the fact that he will be receiving payments over a longer period of time. As required by the merger agreement between Sky Financial and Huntington, prior service with Sky Financial was taken into account when determining vesting service under Huntington’s retirement plans. Only service on and after the effective date of the merger between Sky Financial and Huntington (July 1, 2007) was taken into account when determining credited service under Huntington’s retirement plans.

Potential Payments Upon Termination or Change-in-Control

Huntington has entered into change-in-control agreements, referred to as Executive Agreements, with each of the persons named in the table of Summary Compensation. The Executive Agreements were entered into to provide protection for, and thus retain, its well-qualified executive officers notwithstanding any actual or threatened change in control of Huntington. Mr. Adams’ Executive Agreement was terminated effective upon his termination of employment as of December 31, 2007. Mr. Adams’ termination, however, triggered certain payments under his employment agreement, as further described below. In addition, Mr. Hoaglin’s employment agreement provides for continuing payments to him upon the event of termination in certain situations other than a change in control.

Executive Agreements

Under the Executive Agreements, change in control generally includes:

•	the acquisition by any person of beneficial ownership of 25% or more of Huntington’s outstanding voting securities;

•	a change in the composition of the board of directors if a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;

•	a merger involving Huntington where Huntington’s shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;

•	the dissolution of Huntington; and

•	a disposition of assets, reorganization, or other corporate event involving Huntington which would have the same effect as any of the above-described events.

Under each Executive Agreement, Huntington or its successor must provide severance benefits to the executive officer if such officer’s employment is terminated (other than on account of the officer’s death or disability or for cause):

•	by Huntington, at any time within 36 months after a change in control;

•	by Huntington, at any time prior to a change in control but after commencement of any discussions with a third party relating to a possible change in control involving such third party if the executive officer’s termination is in contemplation of such possible change in control and such change in control is actually consummated within 12 months after the date of such executive officer’s termination;

•	by the executive officer voluntarily with good reason at any time within 36 months after a change in control of Huntington; and

•	by the executive officer voluntarily with good reason at any time after commencement of change in control discussions if such change in control is actually consummated within 12 months after the date of such officer’s termination.

Good reason generally means the assignment to the executive officer of duties which are materially different from such duties prior to the change in control, a reduction in such officer’s salary or benefits, or a demand to relocate to an unacceptable location, made by Huntington or its successor either after a change in control or after the commencement of change in control discussions if such change or reduction is made in contemplation of a change in control and such change in control is actually consummated within 12 months after such change or reduction. An executive officer’s determination of good reason will be conclusive and binding upon the parties if made in good faith, except that, if the executive officer is serving as chief executive officer of Huntington immediately prior to a change in control, the occurrence of a change in control will be conclusively deemed to constitute good reason.

The executive officer’s severance payments and benefits under the Executive Agreements consist of:

•	in addition to any accrued compensation payable as of termination of employment, a lump-sum cash payment equal to three times (or, in the case of Messrs. Kimble and Benhase, two and one-half times, and in the case of Mr. Nelson, two times) the officer’s highest base annual salary;

•	in addition to any interim award that Huntington owes under the Management Incentive Plan, a lump-sum cash payment equal to three times (or, in the case of Messrs. Kimble and Benhase, two and one-half times and in the case of Mr. Nelson, two times) the greater of the target annual incentive award for the executive officer’s incentive group for the calendar year during which the change in control occurs or the calendar year immediately preceding the year during which the change in control occurs;

•	in addition to any prorated long-term incentive award that Huntington owes under the long-term incentive plan program, a lump sum cash payment equal to the greater of the target long-term incentive plan award for the executive’s incentive group for the most recent performance cycle during which the change in control occurs or the performance cycle immediately preceding the most recent performance cycle during which the change in control occurs;

•	thirty-six months (or, in the case of Mr. Nelson, twenty-four months) of continued insurance benefits, provided that for Mr. Hoaglin, to the extent any employment agreement with Huntington provides the executive officer with greater health care benefits or with health care benefits for a longer period of time, then the employment agreement supersedes the Executive Agreement;

•	thirty-six months (or, in the case of Mr. Nelson, twenty-four months) of additional service credited for purposes of retirement benefits; and

•	all fees for outplacement services for the executive up to a maximum amount equal to 15% of the executive’s annual base salary plus reimbursement for job search travel expenses up to $5,000;

•	stock, stock options, restricted stock, RSUs and other awards under Huntington’s stock and incentive plans become exercisable according to the terms of the plans; and

•	such other benefits that the executive was otherwise entitled to including perquisites, benefits, and service credit for benefits.

Each Executive Agreement also provides that Huntington will pay the executive officer such amounts as would be necessary to compensate such officer for any excise tax paid or incurred due to any severance payment or other benefit provided under the Executive Agreement, referred to as a tax gross-up. However, if the severance payments and benefits to Messrs. Kimble, Nelson and Benhase would be subject to any excise tax, but would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that Huntington will not have to pay an excess severance payment and Messrs. Kimble, Nelson and Benhase will not be subject to an excise tax.

The Executive Agreements provide that, for a period of five years after any termination of the executive officer’s employment, Huntington will provide the executive officer with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify, hold harmless, and defend the officer to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by the officer in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of Huntington or any subsidiary.

Huntington must pay the cost of counsel (legal and accounting) for an executive officer in the event such officer is required to enforce any of the rights granted under his Executive Agreement. In addition, the executive officer is entitled to prejudgment interest on any amounts found to be due in connection with any action taken to enforce such officer’s rights under the Executive Agreement at a rate equal to the prime commercial rate of The Huntington National Bank or its successor in effect from time to time plus 4%.

As a condition to receiving the payments and benefits under the Executive Agreements, the executive officer will be required to execute a release in the form determined by Huntington. Severance benefits payable in a lump sum will be paid not later than 45 business days following the date the executive’s employment terminates. The Executive Agreements are in effect through December 31, 2008 and are subject to automatic one-year renewals and to an extension for thirty-six months after any month in which a change of control occurs. An Executive Agreement will terminate if the employment of the executive officer terminates other than under circumstances which trigger the severance benefits.

The estimated payments and benefits that would be paid in the event each named executive officer is entitled to benefits under his or her Executive Agreement are set forth below. For purposes of quantifying these benefits, Huntington assumed that a change in control occurred on December 31, 2007 and that the executive officer’s employment was terminated on that date without cause. The closing price of a share of Huntington common stock on that date was $14.76.

Estimated Payments and Benefits Upon a Change-in-Control

							Additional
					Long-Term		Service	Accelerated
					Incentive	SRIP	Credit	Equity	Preliminary
	Cash	Pro-Rata	Perquisite	Welfare	Compensation	Acceleration	under	Awards	CIC
Executive	Severance(1)	Bonus Value(2)	Value(3)	Value(4)	Value(5)	Value(6)	SRIP(7)	Value(8)	Value(9)

Hoaglin	$5,346,000	$891,000	$138,650	$20,910	$835,313	$ N/A	$617,681	$498,791	$8,348,344
Kimble	1,451,250	193,500	63,050	24,525	290,250	17,174	100,723	87,461	2,227,934
Nelson	1,146,000	191,000	62,300	17,890	286,500	19,628	61,647	66,112	1,851,077
Benhase	1,237,500	165,000	54,500	29,225	247,500	N/A	194,288	89,996	2,018,009

(1)	Multiple of base salary as of December 31, 2007 and target bonus, payable in a lump sum.

(2)	Target amount of annual cash incentive award for 2007 under the Management Incentive Plan, the higher of target or actual. Payable in a lump sum.

(3)	Includes the maximum amount of outplacement assistance and travel expense reimbursement.

(4)	Cost of continuation of health and life insurance coverage.

(5)	The prorated value of all unpaid long-term incentive plan performance cycles at December 31, 2007, assuming target performance, plus one time the target amount.

(6)	Value of accelerated vesting of retirement benefit under SRIP.

(7)	Value of additional years of service credited under SRIP.

(8)	Value of accelerated vesting of time-based stock options and RSUs (calculated under Section 280G of the Internal Revenue Code).

(9)	Preliminary change in control value equal to the total of all payments and values in the table.

The table below illustrates the calculation of the tax gross-up amount and the final change in control value.

				Excess
				Parachute
				Payment
	Preliminary		Safe Harbor	Subject to		Gross-Up	Final CIC
Executive	CIC Value(1)	Base(2)	Amount(3)	Excise Tax(4)	Excise Tax(5)	Amount(6)	Value(7)

Hoaglin	$8,348,344	$1,349,041	$4,047,123	$6,999,303	$1,399,861	$3,849,472	$12,197,817
Kimble	2,227,934	485,579	1,456,738	1,742,354	348,471	958,259	3,186,193
Nelson	1,851,077	508,463	1,525,390	1,342,614	268,523	738,410	2,589,487
Benhase	2,018,009	487,927	1,463,782	1,530,082	306,016	841,514	2,859,523

(1)	Total from table above.

(2)	Average gross income as determined pursuant to Code Section 280(G).

(3)	Minimum parachute amount payable at which the excise tax under Code Section 4999 will be triggered.

(4)	If the preliminary change in control value is greater than the safe harbor amount, the amount greater than the base amount is subject to excise tax.

(5)	The excise tax is equal to 20% of the amount subject to excise tax.

(6)	The gross-up amount includes the excise tax, plus the effect of federal income taxes (at the rate of 35%), state income taxes (at the rate of 7.185%) and FICA-HI taxes (at the rate of 1.45%) on the excise tax. This amount is payable in a lump sum.

(7)	The total value of the change in control payments and benefits.

Mr. Adams’ Employment Agreement — Payments Upon Termination of Employment as of December 31, 2007

Mr. Adams terminated his employment with Huntington as of December 31, 2007. The board of directors and Mr. Adams agreed that this termination would be deemed to be a termination for “good reason” under the terms of the employment agreement. Upon termination for good reason, Mr. Adams became entitled to receive a lump sum payment consisting of accrued amounts, including a pro-rata bonus for the year of termination (based on the higher of Mr. Adams’ target bonus and the bonus paid or payable to him for the year prior to the year of termination), and an amount equal to the sum of his base salary and the higher of his target bonus and the bonus paid or payable to him for the year prior to the year of termination, multiplied by the greater of (i) two and (ii) the number of days remaining in the employment period, divided by 365 (but in no event greater than three). Mr. Adams became entitled to a lump sum cash amount equal to 1.0 times the greater of the target long-term award for his incentive group for the most recently completed performance cycle prior to his termination or the performance cycle immediately preceding that cycle. These payments totaled $6,841,430.

All of Mr. Adams’ equity compensation awards, consisting of stock options, restricted stock and RSUs vested and all restrictions lapsed, and will generally remain exercisable for their full term. The value of the accelerated vesting of equity compensation as of December 31, 2007 is $4,991,209.

In addition, Mr. Adams became eligible for a benefit in the form of a monthly life annuity under the SRIP upon his termination of employment. Per the employment agreement, the benefit under the SRIP was determined as if Mr. Adams had ten years of credited service, an extra three years of age, and an additional three years of compensation equal to $1,834,967. This will result in a monthly life annuity payment of $11,697.72 commencing in July 2008. The present value of Mr. Adams’ SRIP benefit as of December 31, 2007 is $1,773,580. Mr. Adams also became eligible for early retirement benefits under the Retirement Plan, as described under the Pension Benefits table above. Mr. Adams qualified for retiree medical coverage from Huntington so the terms of his employment agreement that provided for health care coverage were not triggered.

The agreement contains certain restrictive covenants, including non-solicitation and non-competition restrictions during the employment period and for one year after termination of his employment for any reason. In addition, for five years following termination, Huntington will provide Mr. Adams with a furnished office and secretarial support. For one year following termination, Mr. Adams will continue to be available to Huntington to assist with transitional matters for no additional compensation.

Mr. Hoaglin’s Employment Agreement — Potential Payments Upon Termination Other Than Change-in-Control

Mr. Hoaglin is entitled under his employment agreement to certain payments and benefits in the event his employment is terminated during the term by death, disability, without “cause” by Huntington, and for “good reason” by Mr. Hoaglin. In the event Mr. Hoaglin’s employment is terminated by Huntington without “cause” or by Mr. Hoaglin for “good reason” (each, as defined in the agreement), he will receive a lump sum payment consisting of accrued amounts, including a pro-rata bonus for the year of termination (based on the higher of Mr. Hoaglin’s target bonus and the bonus paid or payable to him for the year prior to the year of termination), and an amount equal to the sum of his base salary and the higher of his target bonus and the bonus paid or payable to him for the year prior to the year of termination, multiplied by a number (referred to below as the severance multiple) equal to the greater of (i) two and (ii) the number of days remaining in the employment period, divided by 365 (but in no event greater than three). In the event of any such termination of employment, Mr. Hoaglin will also be entitled to a lump sum cash amount equal to 1.0 times the greater of the target long-term award for his incentive group for the most recently completed performance cycle prior to his termination or the performance cycle immediately preceding that cycle. In addition, in such event, all of his equity compensation awards will vest and generally remain exercisable for their full term.

In addition, in the event of termination without “cause” by Huntington, and for “good reason” by Mr. Hoaglin, Mr. Hoaglin’s retirement benefits will be determined assuming his age was increased by the number of years equal to the severance multiple, his employment with Huntington continued for the number of years equal to his severance multiple and his compensation during this deemed period of continued employment was equal to his severance payment and was payable in equal monthly installments over that period.

In the event Mr. Hoaglin’s employment is terminated by his death, his estate or beneficiary will receive a lump sum payment consisting of accrued amounts, including a pro-rata bonus for the year of termination (based on the higher of Mr. Hoaglin’s target bonus and the bonus paid or payable to him for the year prior to the year of termination). In the event of any such termination of employment, Mr. Hoaglin’s estate or beneficiary will also be entitled to a lump sum cash amount equal to 1.0 times the greater of the target long-term award for his incentive group for the most recently completed performance cycle prior to his termination or the performance cycle immediately preceding that cycle. In addition, Mr. Hoaglin’s estate or beneficiary would also be entitled to six months of continued annual base salary and target annual incentive payment. In addition, in such event, all of his equity compensation awards will vest and generally remain exercisable for their full term.

In the event Mr. Hoaglin’s employment is terminated by his disability, he will receive a lump sum payment consisting of accrued amounts, including a pro-rata bonus for the year of termination (based on the higher of Mr. Hoaglin’s target bonus and the bonus paid or payable to him for the year prior to the year of termination). In the event of any such termination of employment, Mr. Hoaglin will also be entitled to a lump sum cash amount equal to 1.0 times the greater of the target long-term award for his incentive group for the most recently completed performance cycle prior to his termination or the performance cycle immediately preceding that cycle. In addition, in such event, all of his equity compensation awards will vest and generally remain exercisable for their full term. Mr. Hoaglin will also be paid 2/3 of his base salary for the remainder of the employment period, less any disability benefit payments received from the company.

In addition, upon a termination of Mr. Hoaglin’s employment for any reason other than for “cause”, Mr. Hoaglin and his wife will be entitled to health insurance coverage which is comparable in terms of coverage, deductibles, co-payments and costs to the health care coverage provided to him and her immediately prior to his termination until the earlier of such time as he and/or his wife are entitled to health care coverage under another employer’s plan, he and/or his wife are eligible for Medicare or other comparable program, or he and/or his wife are entitled to health care insurance pursuant to any health care insurance plan provided by Huntington to retired employees. In the event that participation in these health insurance plans is not permitted, then Huntington will directly provide, at its discretion and at no after-tax cost to Mr. Hoaglin, either the benefits to which he or his wife would be entitled under such plans, or a lump-sum cash payment equal to the after-tax value of the benefits.

The agreement also contains certain restrictive covenants, including non-solicitation and non-competition restrictions during the employment period and for one year after termination of his employment for any reason.

The table below illustrates the potential payments and benefits under the scenarios described above, assuming the termination occurred on December 31, 2007. The closing price of a share of Huntington common stock on that date was $14.76. The amounts shown in the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distributions from the 401(k), pension and deferred compensation plans, or any death, disability or post-retirement welfare benefits available under broad-based employee plans.

Estimated Payments Upon Termination Other Than Change-in-Control

		Accelerated
		Vesting of
	Pro-rata	Equity		Medical			Additional
	Bonus	Awards		Benefits	Salary/Bonus	Cash	Benefit
Reason for Termination	Value(1)	(2)	LTIP(3)	(4)	Continuation(5)	Severance(6)	under SRIP(7)

Death	$891,000	$498,791	$278,438	$66,100	$891,000	$0	$0
Disability	891,000	498,791	278,438	113,300	1,345,500	0	0
Without Cause/Good Reason	891,000	498,791	278,438	113,300	0	5,346,000	905,240
Without Good Reason	0	0	0	113,300	0	0	0
Cause	0	0	0	0	0	0	0

(1)	Target amount of annual cash incentive award for 2007 under the Management Incentive Plan, the higher of target or actual, payable in a lump sum.

(2)	Value of accelerated vesting of time-based stock options and RSUs (calculated under Section 280G of the Internal Revenue Code).

(3)	Target long-term incentive plan award under most recently completed cycle, ended on December 31, 2007.

(4)	Continuation of health insurance coverage.

(5)	Salary continuation — upon death, six months of salary $445,500 plus six months of annual cash incentive award ($445,500); and for disability, two-thirds of annual salary for remainder of contract term reduced by estimated disability benefit payments to be provided by the company ($585.000).

(6)	Severance amount: three times base salary plus three times target annual cash incentive amount, payable in a lump sum.

(7)	Increased benefit under SRIP.

DIRECTOR COMPENSATION
2007

					Change in
					Pension Value
					and
	Fees				Non-qualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name(1)	Cash(2)	Awards(3)	Awards(4)	Compensation	Earnings	Compensation	Total

Raymond. J. Biggs	$56,750	$50,025	—	—	—	—	$106,775
Don M. Casto III	76,750	50,025	—	—	—	—	126,775
Michael J. Endres	59,750	50,025	—	—	—	—	109,775
Marylouise Fennell	32,500	50,025					82,525
John B. Gerlach, Jr.	70,125	50,025	—	—	—	—	120,150
D. James Hilliker	29,500	50,025	—	—	—	—	79,525
Karen A. Holbrook	27,250	—					27,250
David P. Lauer	79,125	50,025	—	—	—	—	129,150
Jonathan A. Levy	28,750	50,025					78,775
Wm. J. Lhota	64,875	50,025	—	—	—	—	114,900
Gene E. Little	64,000	50,025	—	—	—	—	114,025
Gerard P. Mastroianni	31,500	50,025					81,525
David L. Porteous	67,000	50,025	—	—	—	—	117,025
Kathleen H. Ransier	59,750	50,025	—	—	—	—	109,775

(1)	Ms. Holbrook served as a director through May 30, 2007. Ms. Fennell and Messrs. Hilliker, Levy and Mastroianni joined the board as of July 1, 2007.

(2)	Fees earned or paid consist of retainer and meeting fees. Amounts reported include amounts deferred under the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors described below.

(3)	Grants of 2,500 deferred stock units were made to each director on July 23, 2007 under the 2007 Stock and Long-Term Incentive Plan. These awards were immediately vested and are payable six months following separation from service. This column reflects the dollar amount recognized for financial statement reporting purposes for these grants with respect to 2007 in accordance with FAS 123(R). This amount is the same as the grant date fair value and was determined by multiplying the number of units by the fair market value (the closing price) on the date of grant, $20.01. Dividends will be accumulated and paid when the shares are released.

(4)	The directors’ deferred stock units and stock option awards outstanding as of December 31, 2007 are set forth in the table below. The stock options reported for Ms. Fennell and Messrs. Hilliker, Levy and Mastroianni were granted by Sky Financial, or a predecessor, and were converted to Huntington options upon the merger.

	Deferred Stock Awards	Shares Subject to
Name	Outstanding (#)	Option (#)

Raymond. J. Biggs	4,500	25,000
Don M. Casto III	4,500	65,270
Michael J. Endres	4,500	25,000
Marylouise Fennell	2,500	25,902
John B. Gerlach, Jr.	4,500	58,615
D. James Hilliker	2,500	93,611
Karen A. Holbrook	0	17,500
David P. Lauer	4,500	25,000
Jonathan A. Levy	2,500	126,265
Wm. J. Lhota	4,500	65,270
Gene E. Little	4,500	—
Gerard P. Mastroianni	2,500	98,721
David L. Porteous	4,500	17,500
Kathleen H. Ransier	4,500	25,000

Huntington compensates non-employee directors for their services as directors with retainer fees and meeting fees. Huntington pays each director an annual retainer of $35,000, payable in four equal quarterly installments. Huntington pays an additional annual retainer of $14,000 to the chairman of the Audit Committee, $5,000 to the chairman of the Executive Committee and $10,000 to the chairmen of all other standing committees of the board of directors, also payable in quarterly installments. In addition, Huntington pays meeting fees at the standard rate of $1,500 for each board of directors or committee meeting the director attends; $2,500 for Audit Committee meetings and $750 for each special, teleconference board of directors or committee meeting in which the director participates.

A director may defer all or any portion of the cash compensation otherwise payable to the director if he or she elects to participate in the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors. The plan allows the members of the board of directors to elect to defer receipt of all or a portion of the compensation payable to them in the future for services as directors. Huntington transfers cash equal to the compensation deferred pursuant to the plan to a trust fund where it is allocated to the accounts of the participating directors. The trustee of the plan has broad investment discretion over the trust fund and is authorized to invest in many forms of securities and other instruments, including Huntington common stock. During 2007 the trustee invested primarily in shares of Huntington common stock. As of December 31, 2007, the participating directors had account balances as set forth below.

Account Balance at
December 31,
Name	2007

Raymond. J. Biggs	$208,581
Don M. Casto III	997,273
Michael J. Endres	175,473
John B. Gerlach, Jr.	363,949
Karen A. Holbrook	91,862
Wm. J. Lhota	105,165
Gene E. Little	79,767
David L. Porteous	201,691

A director’s account will be distributed either in a lump sum or in equal annual installments over a period of not more than ten years, as elected by each director. Distribution will commence upon the earlier of 30 days after the attainment of an age specified by the director at the time the deferral election was made, or within 30 days of the director’s termination as a director. All of the assets of the plan including the assets of the trust fund are subject to the claims of the creditors of Huntington. The rights of a director or his or her beneficiaries to any of the assets of the plan are no greater than the rights of an unsecured general creditor of Huntington. Directors who are also employees of Huntington do not receive compensation as directors and are not eligible to participate in this deferred compensation plan.

Huntington considers equity awards for non-employee directors on an annual basis in amounts determined at the discretion of the Compensation Committee. On July 23, 2007 Huntington granted each non-employee director deferred stock awards of 2,500 units. These units vested immediately and will be released to the respective directors 6 months following separation from service. Huntington also granted deferred stock awards (2,000 units) to non-employee directors in 2006. Huntington has previously granted stock options to the non-employee directors, from 1997 through 2005.

Proposal to Approve the Amendment to Huntington’s Charter

The board of directors has adopted resolutions unanimously approving and recommending that Huntington’s shareholders adopt an amendment to Huntington’s charter to eliminate the classified board structure and provide for annual election of all directors.

The charter presently provides that the directors are divided into three classes, with each class serving a three-year term. Under the proposed amendment, the classified board structure would be eliminated in a manner that does not affect the unexpired terms of previously elected directors. Commencing with the 2011 annual meeting of shareholders, all directors would be elected for one-year terms. Directors at this year’s annual meeting will each be elected to serve a three-year term expiring in 2011. At the 2009 annual meeting, shareholders would be asked to vote for the Class I directors to serve a two-year term expiring in 2011. At the 2010 annual meeting, shareholders would be asked to vote for the Class II directors to serve a one-year term expiring in 2011. At the 2011 annual meeting and each succeeding annual meeting, shareholders would be asked to elect all directors to serve until the next annual meeting and until their successors are elected and qualified.

The board of directors periodically evaluates its corporate governance practices to ensure that such practices remain in the best interest of Huntington and its shareholders. Management had been considering the benefits of annual elections of directors when Huntington was contacted in 2007 by a shareholder who requested that Huntington declassify its board. The board of directors concurred that declassification was advisable and decided to submit the charter amendment to the shareholders. This proposal is not the result of any effort to unseat incumbent directors or any effort by any person to take control of the company.

Huntington has had a classified board since an amendment to the charter to institute it was approved by the shareholders in 1987. The classification of directors has in the past been widely viewed as benefiting shareholders by promoting continuity and stability in the board of directors and policies formulated by the board. Supporters of classified boards also believe that classified boards enhance shareholder value and allow a company to respond to a takeover attempt in a reasoned manner.

While the board believes that there are important benefits to a classified board, the board has determined that annual elections for all directors maximizes accountability to shareholders.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock is required to approve the amendment. A copy of the proposed amendment is attached as Exhibit A.

The board of directors recommends a vote FOR the amendment to Huntington’s charter to eliminate the classified board structure.

Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has again selected Deloitte & Touche LLP, an independent registered public accounting firm, and referred to as IRPAF, as Huntington’s IRPAF for 2008. Deloitte & Touche LLP has served as Huntington’s IRPAF since 2004. Although not required, shareholders are being asked to ratify the appointment of Deloitte & Touche LLP as IRPAF for Huntington for the year 2008. The Audit Committee will reconsider the appointment of Deloitte & Touche LLP if its selection is not ratified by the shareholders. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees.  Audit fees are fees for professional services rendered for the audits of Huntington’s annual financial statements and internal control over financial reporting, review of the financial statements included in Form 10-Q filings, and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. The aggregate audit fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2007 and December 31, 2006 were $2,321,974 and $1,506,508, respectively.

Audit-Related Fees.  The aggregate fees billed by Deloitte & Touche LLP for audit-related services rendered for Huntington and its subsidiaries for the fiscal years ended December 31, 2007 and December 31, 2006 were $836,529 and

$653,400, respectively. Audit related fees generally include fees for assurance services such as audits of subsidiaries and pension plans, compliance related to servicing of assets, and service organization examinations.

Tax Fees.  The aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered for Huntington and its subsidiaries for the fiscal years ended December 31, 2007 and December 31, 2006 were $35,000 and $128,557, respectively. The tax-related services were all in the nature of tax compliance.

All Other Fees.  For the fiscal years ended December 31, 2007 and December 31, 2006, Deloitte & Touche LLP did not bill Huntington and its subsidiaries for any other services.

The Audit Committee has a policy that it will pre-approve all audit and non-audit services provided by the IRPAF, and shall not engage the IRPAF to perform the specific non-audit services prohibited by law or regulation. Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee has given general pre-approval for specified audit, audit-related, tax and other services. The terms of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term. The Audit Committee will annually review and pre-approve the services that may be provided by Deloitte & Touche LLP without obtaining specific pre-approval from the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based upon subsequent determinations. Pre-approval fee levels for all services to be provided by Deloitte & Touche LLP are established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Deloitte & Touche LLP to management. The Audit Committee may, however, delegate pre-approval authority to a member of its committee. The decisions of the member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to its chairman. All of the services covered by the fees disclosed above were pre-approved by the Audit Committee or its chairman. The Audit Committee has considered and determined that the provision by Deloitte & Touche LLP of services described above is compatible with maintaining Deloitte & Touche LLP’s independence.

The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

Executive Officers of Huntington

Each executive officer of Huntington is listed below, together with a statement of the business experience of that officer during at least the last five years. Executive officers are elected annually by the board of directors and serve at its pleasure.

THOMAS E. HOAGLIN, age 58, has served as Chief Executive Officer for both Huntington and The Huntington National Bank since February 2001, and as Chairman of the Board for both since August 2001. Mr. Hoaglin has also served as President for both Huntington and The Huntington National Bank from February 2001 to July 2007, and from January 2008 to present. Prior to joining Huntington, Mr. Hoaglin served as Vice Chairman of AmSouth Bancorporation from February 2000 to August 2000. Mr. Hoaglin served as an officer in various positions during his 26-year career at Bank One Corporation until March 1999, including as Executive Vice President of Private Banking from October 1998 to March 1999, as Chairman and Chief Executive Officer of Banc One Services Corp. from June 1997 to October 1998, as Chairman of Project One from January 1996 to December 1998, as Chairman and Chief Executive Officer of Bank One Ohio Corporation from 1992 to 1995, and as President and Chief Operating Officer of Bank One Texas from 1989 to 1992.

DANIEL B. BENHASE, age 48, has served as Senior Executive Vice President of The Huntington National Bank since February 2005, as Senior Trust Officer since April 2002 and has managed the Bank’s Private Financial Group since June 2000. Mr. Benhase served as Executive Vice President of The Huntington National Bank from June 2000 to February 2005. Prior to joining Huntington, Mr. Benhase served as Executive Vice President for Firstar Corporation from 1994 to June 2000, and as Executive Vice President for Firstar Bank, N.A. from 1992 to 1994 where he was responsible for managing trust, investment management, private banking and brokerage activities.

RICHARD A. CHEAP, age 56, has served as General Counsel and Secretary for Huntington and as Executive Vice President, General Counsel, Secretary and Cashier of The Huntington National Bank since May 1998. Mr. Cheap has also served as a vice president and a director since April 2001, and as Secretary from April 2001 to December 2001, of Huntington Preferred Capital, Inc. Prior to joining Huntington, Mr. Cheap practiced law with the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio, from 1981, and as a partner from 1987 to May 1998. While with Porter, Wright, Morris & Arthur LLP, Mr. Cheap represented Huntington in a variety of matters, including acting as lead attorney in negotiating the terms and documentation of most of Huntington’s bank acquisitions during the preceding nine years.

DONALD R. KIMBLE, age 48, has served as Chief Financial Officer for Huntington since August 2004, as Executive Vice President since June 2004, and as Treasurer since May 2007. Mr. Kimble served as Controller from August 2004 to July 2006. Mr. Kimble has also served as Executive Vice President and Controller for The Huntington National Bank since August 2004. Mr. Kimble has served as President and a director of Huntington Preferred Capital, Inc. since August 2004. Prior to joining Huntington, Mr. Kimble served as Executive Vice President and Controller for AmSouth Bancorporation from December 2000 to June 2004, and previously held various accounting and subsidiary chief financial officer positions with Bank One Corporation from July 1987 to December 2000.

MARY W. NAVARRO, age 52, has served as Regional Banking Group President since April 2006 and as Senior Executive Vice President of The Huntington National Bank since February 2005 and has managed the retail banking line of business since June 2002 when she joined the Bank as Executive Vice President. Ms. Navarro has managed Operations and Technology since January 2008. Ms. Navarro also served as interim director of Human Resources for Huntington from September 2004 to February 2005. Prior to joining Huntington, Ms. Navarro served as Executive Vice President and Eastern Region Retail Manager for Bank One Corp. from 1996 to May 2002. Ms. Navarro served Bank One Corporation in various capacities from January 1986 and held many senior leadership positions including Small Business National Sales Manager, National Retail Business Credit Delivery Manager, Regional Business Banking Sales Manager, and Commercial Banking Manager.

JAMES W. NELSON, age 48, has served as Executive Vice President and Chief Risk Officer for Huntington since joining the company in November 2004 and is responsible for risk oversight across the company. Prior to joining Huntington, Mr. Nelson spent 17 years with the Federal Reserve Bank of Chicago in various capacities, most recently as Senior Vice President, Supervision and Regulation, from August 2002 to October 2004. In this capacity he directed the supervision of more than 1,000 bank holding companies, state member banks and U.S. foreign branches. He also served as chair of the Federal Reserve’s Regional Banking Organization Subcommittee and as a member of the Basel Implementation Council and of the Federal Reserve’s Strategic Planning Steering Committee.

NICHOLAS G. STANUTZ, age 53, has served as Senior Executive Vice President since February 2005 and as Group Manager for Dealer Sales since June 1999 for The Huntington National Bank. Mr. Stanutz served as Executive Vice President of The Huntington National Bank from June 1999 to February 2005. Prior thereto, Mr. Stanutz served as Senior Vice President from May 1986 to June 1999, as Product Manager for automobile financing from June 1994 to June 1999, and as Indiana Dealer Sales Manager from May 1986 to June 1994.

Involvement in Certain Legal Proceedings

On June 2, 2005, Huntington announced that the SEC approved the settlement of its previously announced formal investigation into certain financial accounting matters relating to fiscal years 2002 and earlier and certain related disclosure matters. As a part of the settlement, the SEC instituted a cease and desist administrative proceeding and entered a cease and desist order and also filed a civil action in federal district court pursuant to which, without admitting or denying the allegations in the complaint, Huntington, its former chief financial officer, its former controller and Mr. Hoaglin consented to pay civil money penalties. Huntington consented to pay a penalty of $7.5 million. Without admitting or denying the charges in the administrative proceeding, Huntington and the individuals each agreed to cease and desist from committing and/or causing the violations charged as well as any future violations of these provisions. Additionally, Mr. Hoaglin agreed to pay disgorgement, pre-judgment interest and penalties in the amount of $667,609. Each of the former chief financial officer and the former controller also agreed to pay amounts consisting of disgorgement, pre-judgment interest and penalties and also consented to certain other non-monetary penalties.

Proposals by Shareholders for 2009 Annual Meeting

If any shareholder of Huntington wishes to submit a proposal for inclusion in Huntington’s annual meeting proxy statement and form of proxy with respect to the 2009 Huntington annual meeting, the proposal must be received by the Secretary of Huntington at the principal executive offices of Huntington, Huntington Center, 41 South High Street, Columbus, Ohio 43287, prior to the close of business on November 13, 2008. A shareholder proposal received after November 13, 2008, but on or before January 7, 2009, will not be included in the proxy materials, but may be presented at the 2009 Huntington annual meeting if submitted in accordance with Huntington’s bylaws. If Huntington receives notice of a shareholder proposal after January 7, 2009, the persons named as proxies for the 2009 Huntington annual meeting will have discretionary voting authority to vote on such proposal at the meeting.

In addition, Huntington’s bylaws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Huntington board of directors, and (2) the nomination, other than by or at the direction of the Huntington board of directors, of candidates for election as directors. Any shareholder who wishes to submit a proposal to be acted upon at next year’s Huntington annual meeting or who wishes to nominate a candidate for election as a director should obtain a copy of these bylaw provisions and may do so by written request addressed to the Secretary of Huntington at Huntington’s principal executive offices.

Other Matters

As of the date of this Proxy Statement, Management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, a properly submitted proxy confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any such other matter in accordance with their best judgment.

Huntington’s 2007 Annual Report was furnished to shareholders concurrently with this proxy material. Huntington’s Form 10-K for 2007 will be furnished, without charge, to Huntington shareholders upon written request to Investor Relations, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. In addition, Huntington’s Form 10-K for 2007 and certain other reports filed with the Securities and Exchange Commission can be found on the Investor Relations pages of Huntington’s website at huntington.com.

If you are an employee of Huntington or its affiliated entities and are receiving this Proxy Statement as a result of your participation in the Huntington Investment and Tax Savings Plan or the Sky Financial Group Inc. Profit Sharing, 401(k), and ESOP Plan, a proxy card has not been included. Instead, an instruction card, similar to a proxy card, has been provided so that you may instruct the trustee how to vote your shares held under this plan. Please refer to your instruction card for information on instructing the trustee electronically over the Internet or by telephone.

The Securities and Exchange Commission has adopted householding rules which permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering one copy of these materials to these shareholders. A number of brokerage firms have instituted householding procedures. If you hold your shares in “street name”, please contact your bank, broker, or other holder of record to request information about householding.

Exhibit A
PROPOSED AMENDMENT TO CHARTER

The charter of the Corporation is hereby amended by deleting Article Seventh in its entirety and inserting the following in lieu thereof:

“Except as may otherwise be provided in the terms of any class or series of stock other than Common Stock, (a) at the annual meeting of stockholders of the Corporation held in 2009, each director shall be elected to hold office until the second succeeding annual meeting of stockholders and until his or her successor is duly elected and qualifies, and (b) commencing with the annual meeting of stockholders of the Corporation held in 2010, each director shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

Subject to the rights of holders of one or more classes or series of stock other than Common Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.”

. NNNNNNNNNNNN + C 1234567890 NNNNNN MR ANDREW SAMPLE 1234 AMERICA DRIVE NNNNNNNNN ANYWHERE, IL 60661 IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS! Annual Meeting Proxy Notice 123456 C0123456789 12345 Important Notice Regarding the Availability of Proxy Materials for the Huntington Bancshares Incorporated Shareholder Meeting to be Held on April 23, 2008 Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/HBAN When you go online to view materials, you can also vote your shares. 3 Step 1: Easy Online Access — A Convenient Way to View Proxy Materials and Vote Go to www.envisionreports.com/HBAN to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 13, 2008 to facilitate timely delivery. C O Y + <STOCK#> 00UHBB .

Proxy — Huntington Bancshares Incorporated The 2008 Annual Meeting of Shareholders will be held on Wednesday, April 23, 2008 at the Riffe Center Capitol Theatre, 77 South High Street, Columbus, Ohio at 11 a.m. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1. Election of Class III Directors: Don M. Casto III Michael J. Endres Wm. J. Lhota David L. Porteous 2. Approval to amend the Corporation’s charter to declassify the board of directors. 3. Ratification of appointment of Deloitte & Touche LLP to serve as independent registered public accounting firm for the Corporation for the year 2008. 4. In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials. 3 Internet — Go to envisionreports.com/HBAN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. 3 Telephone — Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. 3 Email — Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the three numbers located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 13, 2008. 00UHBB Printed on recycled paperzx .

NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 23, 2008. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/HBAN • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 — 3. 1. Election of Class III Directors: For Withhold For Withhold For Withhold + 01 — Don M. Casto III 02 — Michael J. Endres 03 — Wm. J. Lhota 04 — David L. Porteous For Against Abstain For Against Abstain 2. Approval to amend the Corporation’s charter to declassify 3. Ratification of appointment of Deloitte & Touche LLP to the board of directors. serve as independent registered public accounting firm for the Corporation for the year 2008. 4. In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN4 2 A V 0 1 6 4 6 1 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00UH3B

. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Huntington Bancshares Incorporated Proxy Solicited by the Board of Directors for Annual Meeting — April 23, 2008 The undersigned shareholder of Huntington Bancshares Incorporated hereby appoints Mary Beth Clary, John W. Liebersbach and Elizabeth B. Moore, or any of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the “Corporation”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held in the Riffe Center Capitol Theatre, 77 South High Street, Columbus, Ohio, on Wednesday, April 23, 2008, and at any adjournment or adjournments thereof as designated on the reverse. The Corporation’s Board of Directors recommends a vote FOR each of the nominees for director and each of the other proposals. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, FOR THE AMENDMENT TO THE CORPORATION’S CHARTER, AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. (Continued and to be signed on reverse side.) .

NNNNNNNNNNNN + C 1234567890 NNNNNN MR ANDREW SAMPLE 1234 AMERICA DRIVE NNNNNNNNN ANYWHERE, IL 60661 IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS! Instruction Notice 123456 C0123456789 12345 Important Notice Regarding the Availability of Proxy Materials for the Huntington Bancshares Incorporated Shareholder Meeting to be Held on April 23, 2008 Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/HBAN When you go online to view materials, you can also vote your shares. 3 Step 1: Easy Online Access — A Convenient Way to View Proxy Materials and Vote Go to www.envisionreports.com/HBAN to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 13, 2008 to facilitate timely delivery. C O Y + <STOCK#> 00UHCB .

Huntington Investment and Tax Savings Plan The 2008 Annual Meeting of Shareholders will be held on Wednesday, April 23, 2008 at the Riffe Center Capitol Theatre, 77 South High Street, Columbus, Ohio at 11 a.m. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1. Election of Class III Directors: Don M. Casto III Michael J. Endres Wm. J. Lhota David L. Porteous 2. Approval to amend the Corporation’s charter to declassify the board of directors. 3. Ratification of appointment of Deloitte & Touche LLP to serve as independent registered public accounting firm for the Corporation for the year 2008. 4. In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials. 3 Internet — Go to envisionreports.com/HBAN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. 3 Telephone — Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. 3 Email — Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the three numbers located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 13, 2008. 00UHCB Printed on recycled paper .

NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 23, 2008. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/HBAN • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Instruction Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 — 3. 1. Election of Class III Directors: For Withhold For Withhold For Withhold + 01 — Don M. Casto III 02 — Michael J. Endres 03 — Wm. J. Lhota 04 — David L. Porteous For Against Abstain For Against Abstain 2. Approval to amend the Corporation’s charter to declassify 3. Ratification of appointment of Deloitte & Touche LLP to the board of directors. serve as independent registered public accounting firm for the Corporation for the year 2008. 4. In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN4 2 A V 0 1 6 4 6 1 2 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00UH4B .

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Huntington Investment and Tax Savings Plan Instruction Card to Plan Trustee Huntington Bancshares Incorporated Annual Meeting — April 23, 2008 The undersigned participant in the Huntington Investment and Tax Savings Plan (the “Plan”) hereby instructs The Huntington National Bank, as the Trustee of the Plan, to appoint Mary Beth Clary, John W. Liebersbach and Elizabeth B. Moore, or any of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the “Corporation”) which the undersigned is entitled to vote pursuant to paragraph 11.05(e) of the Plan at the Annual Meeting of Shareholders of the Corporation to be held in the Riffe Center Capitol Theatre, 77 South High Street, Columbus, Ohio, on Wednesday, April 23, 2008, and at any adjournment or adjournments thereof as designated on the reverse. The Corporation’s Board of Directors recommends a vote FOR each of the nominees for director and each of the other proposals. IF NO DIRECTION IS MADE, THE TRUSTEE OF THE PLAN WILL VOTE THE PARTICIPANT’S SHARES AS DIRECTED BY THE PLAN’S ADMINISTRATIVE COMMITTEE IN ACCORDANCE WITH THE TERMS OF THE PLAN. (Continued and to be signed on reverse side.) .

NNNNNNNNNNNN + C 1234567890 NNNNNN MR ANDREW SAMPLE 1234 AMERICA DRIVE NNNNNNNNN ANYWHERE, IL 60661 IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS! Instruction Notice 123456 C0123456789 12345 Important Notice Regarding the Availability of Proxy Materials for the Huntington Bancshares Incorporated Shareholder Meeting to be Held on April 23, 2008 Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/HBAN When you go online to view materials, you can also vote your shares. 3 Step 1: Easy Online Access — A Convenient Way to View Proxy Materials and Vote Go to www.envisionreports.com/HBAN to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 13, 2008 to facilitate timely delivery. C O Y + <STOCK#> 00UHDB .

Sky Financial Group, Inc. Profit Sharing, 401(K), & ESOP Plan The 2008 Annual Meeting of Shareholders will be held on Wednesday, April 23, 2008 at the Riffe Center Capitol Theatre, 77 South High Street, Columbus, Ohio at 11 a.m. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1. Election of Class III Directors: Don M. Casto III Michael J. Endres Wm. J. Lhota David L. Porteous 2. Approval to amend the Corporation’s charter to declassify the board of directors. 3. Ratification of appointment of Deloitte & Touche LLP to serve as independent registered public accounting firm for the Corporation for the year 2008. 4. In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials. 3 Internet — Go to envisionreports.com/HBAN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. 3 Telephone — Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. 3 Email — Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the three numbers located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 13, 2008. 00UHDB Printed on recycled paper .

NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 23, 2008. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/HBAN • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Instruction Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 — 3. 1. Election of Class III Directors: For Withhold For Withhold For Withhold + 01 — Don M. Casto III 02 — Michael J. Endres 03 — Wm. J. Lhota 04 — David L. Porteous For Against Abstain For Against Abstain 2. Approval to amend the Corporation’s charter to declassify 3. Ratification of appointment of Deloitte & Touche LLP to the board of directors. serve as independent registered public accounting firm for the Corporation for the year 2008. 4. In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN4 2 A V 0 1 6 4 6 1 3 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00UH5B .

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Sky Financial Group, Inc. Profit Sharing, 401(K), & ESOP Plan Instruction Card to Plan Trustee Huntington Bancshares Incorporated Annual Meeting — April 23, 2008 The undersigned participant in the Sky Financial Group, Inc. Profit Sharing, 401(K), & ESOP Plan (the “Plan”) hereby instructs The Huntington National Bank, as the Trustee of the Plan, to appoint Mary Beth Clary, John W. Liebersbach and Elizabeth B. Moore, or any of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the “Corporation”) which the undersigned is entitled to vote pursuant to section 15.05 of the Plan at the Annual Meeting of Shareholders of the Corporation to be held in the Riffe Center Capitol Theatre, 77 South High Street, Columbus, Ohio, on Wednesday, April 23, 2008, and at any adjournment or adjournments thereof as designated on the reverse. The Corporation’s Board of Directors recommends a vote FOR each of the nominees for director and each of the other proposals. IF NO DIRECTION IS MADE, THE TRUSTEE OF THE PLAN WILL VOTE THE PARTICIPANT’S SHARES AS DIRECTED BY THE TERMS OF THE PLAN. (Continued and to be signed on reverse side.)